                                   ADDENDUM X
                                       TO
                       SPRINT PCS MANAGEMENT AGREEMENT AND
                          SPRINT PCS SERVICES AGREEMENT

             AMENDING THESE AGREEMENTS FURTHER AND RESTATING CERTAIN
                       PARAGRAPHS IN ADDENDA I THROUGH IX

                         DATED AS OF SEPTEMBER 12, 2003


MANAGER: ALAMOSA MISSOURI, LLC (formerly known as Roberts Wireless Communications, LLC)

SERVICE AREA BTAS:

Missouri          Cape Girardeau # 66
--------          Columbia # 90
                  Jefferson City # 217
                  Joplin # 220
                  Kirksville # 230
                  Poplar Bluff # 355
                  Rolla # 383
                  St. Joseph # 393
                  Sedalia # 414
                  Springfield # 428
                  West Plains # 470

Kansas            Pittsburg # 349
------            Kansas City # 226
                         (Atchison County, KS only)

Illinois          Carbondale # 67
--------          Quincy    # 367

                  This Addendum X (this "ADDENDUM") contains amendments to the terms of the Sprint PCS Management Agreement and the Sprint PCS Services Agreement, both of which were entered into on June 8, 1998 by the same parties to this Addendum. The Management Agreement and Services Agreement were amended by:

                  (1)      Addendum I dated as of June 8, 1998,
                  (2)      Addendum II dated as of October 6, 1998,
                  (3)      Addendum III dated as of January 21, 1999,
                  (4)      Addendum IV dated as of September 8, 1999,
                  (5)      Addendum V dated as of February 22, 2000,
                  (6)      Addendum VI dated as of May 5, 2000,

                  (7)      Addendum VII dated as of July 27, 2000,
                  (8)      Addendum VIII dated as of February 14, 2001 and
                  (9)      Addendum IX dated as of November 29, 2002.

                  The purposes of this Addendum are to (1) amend the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions and restate those paragraphs in the addenda executed previously that amend the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions (see Section A below), and (2) provide cross-references to those paragraphs in addenda executed previously that are not restated in this Addendum (see Section B below).

                  The terms and provisions of this Addendum control over any conflicting terms and provisions contained in the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions. The Management Agreement, the Services Agreement, the Trademark License Agreements, the Schedule of Definitions and all prior addenda continue in full force and effect, except for express modifications made in this Addendum. This Addendum does not change the effective date of any prior amendment made to the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions through previously executed addenda.

                  Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Schedule of Definitions, as amended, and additional terms defined in prior addenda. Section and Exhibit references are to sections and Exhibits of the Management Agreement unless otherwise noted.

The parties are executing this Addendum as of the date noted above, but the terms of this Addendum do not become effective until the first calendar day of the first calendar month after all of the following conditions are satisfied or waived by Sprint PCS in writing:

     (1) The Settlement Agreement and Mutual Release between Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company L.P., WirelessCo, L.P., Alamosa Holdings, Inc., Alamosa (Delaware), Inc., Alamosa Holdings, LLC, Alamosa Missouri, LLC (f/k/a Roberts Wireless Communications, LLC), Southwest PCS, L.P., Washington Oregon Wireless LLC, Alamosa Wisconsin Limited Partnership and Texas Telecommunications, LP is executed and delivered, and the payment required under that agreement is paid and received.

     (2) The following addenda, each dated September 12, 2003, are executed and delivered to Sprint PCS and the appropriate Alamosa Managers:

o    Alamosa Missouri, LLC Addendum X,

o    Alamosa Wisconsin Limited Partnership Addendum IX,

o    Southwest PCS, L.P. Addendum V,

o    Texas Telecommunications, LP Addendum X, and

o    Washington Oregon Wireless LLC Addendum VI.

     (3) Alamosa Holdings, Inc. and Alamosa (Delaware), Inc. consummate the Exchange Offer, the Proposed Amendments and the amendment of the terms of the Senior Secured Credit Facility, all as described in the Offer to Exchange of Alamosa Holdings, Inc. and Alamosa (Delaware), Inc.

         On the effective date the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions are amended and restated as follows:

A. NEW AMENDMENTS AND RESTATEMENT OF PREVIOUS AMENDMENTS TO SPRINT PCS
AGREEMENTS.

                              MANAGEMENT AGREEMENT
                              --------------------


     1. UPDATED SPRINT PARTIES [NEW]. Recital A is amended to read as follows:

         A. Sprint Spectrum L.P., a Delaware limited partnership, WirelessCo, L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, American PCS Communications, LLC, a Delaware limited liability company, APC PCS, LLC, a Delaware limited liability company, PhillieCo Partners I, L.P., a Delaware limited partnership, PhillieCo, L.P., a Delaware limited partnership, Sprint Telephony PCS, L.P., a Delaware limited partnership, and Sprint PCS License, L.L.C., a Delaware limited liability company, hold and exercise, directly or indirectly, control over licenses to operate wireless services networks.

     2. EXPANDED SERVICE AREA [ADDM VI,(Section)1]. The Manager's Service Area is expanded to include the Kansas City BTA (Atchison County, KS only) BTA No. 226.

     3. VENDOR PURCHASE AGREEMENT - SOFTWARE FEES [NEW]. Section 1.3 is amended to read as follows:

         INSERT: "1.3.1 DISCOUNTED VOLUME-BASED PRICING." BEFORE THE FIRST PARAGRAPH.

         INSERT: "1.3.2 SUBSCRIBER AND INFRASTRUCTURE EQUIPMENT." BEFORE THE SECOND PARAGRAPH.

         INSERT: "1.3.3 EXCLUSIVE USE." BEFORE THE THIRD PARAGRAPH.

         ADD A NEW SECTION 1.3.4 AS FOLLOWS:

         1.3.4 SOFTWARE FEES.

               (A) MANAGER ACKNOWLEDGES THAT (I) IT CURRENTLY HAS AN INDEPENDENT LICENSING ARRANGEMENT FOR SOFTWARE IN EFFECT ON THE DATE OF THIS ADDENDUM THAT CONTINUES SO LONG AS MANAGER IS AN AFFILIATE OF SPRINT PCS, (II) SUCH INDEPENDENT LICENSING ARRANGEMENT DOES NOT NECESSARILY EXTEND TO FUTURE IMPROVEMENTS UPON OR EXPANSIONS OF SUCH SOFTWARE, OR INCLUDE ANY NEW SOFTWARE DEVELOPED BY OR FOR SPRINT PCS IN CONNECTION WITH PROGRAM REQUIREMENTS AND (III) SPRINT PCS ADMINISTERS THE TESTING AND IMPLEMENTATION OF THE SOFTWARE INTO THE SERVICE AREA NETWORK.

               (B) SPRINT PCS WILL USE COMMERCIALLY REASONABLE EFFORTS TO OBTAIN A LICENSE PROVIDING FOR THE RIGHT OF MANAGER TO USE THE SOFTWARE (CURRENTLY EXISTING OR DEVELOPED IN THE FUTURE) OR TO USE THE IMPROVEMENTS UPON OR EXPANSIONS OF THE EXISTING OR NEWLY DEVELOPED SOFTWARE FROM VENDORS IN CONNECTION WITH A TELECOMMUNICATIONS EQUIPMENT PURCHASE AGREEMENT THAT IS NOT COVERED BY MANAGER'S EXISTING LICENSES (COLLECTIVELY FOR PURPOSES OF THIS SECTION 1.3.4, THE "VENDOR SOFTWARE").

               (C) MANAGER WILL ARRANGE INDEPENDENTLY WITH THE VENDOR TO OBTAIN A LICENSE IF SPRINT PCS CANNOT REASONABLY OBTAIN A LICENSE FOR MANAGER. ANY LICENSE OBTAINED BY MANAGER FROM A VENDOR MUST REQUIRE THE VENDOR SOFTWARE TO BE TESTED IN SPRINT PCS TEST BEDS BY SPRINT PCS AND REQUIRE SPRINT PCS TO PUSH THE SOFTWARE TO THE SERVICE AREA NETWORK, NOT THE VENDOR OR MANAGER, UNLESS OTHERWISE CONSENTED TO IN ADVANCE BY SPRINT PCS IN WRITING.

               (D) SPRINT PCS WILL PAY ALL SOFTWARE FEES TO THE VENDOR IF SPRINT PCS OBTAINS A LICENSE FROM THE VENDOR THAT PROVIDES MANAGER THE RIGHT TO USE THE VENDOR SOFTWARE AND SPRINT PCS REASONABLY EXPECTS MANAGER TO PAY ITS ALLOCABLE SOFTWARE FEE.

               (E) SPRINT PCS WILL NOTIFY MANAGER IN WRITING AT LEAST 60 DAYS BEFORE (I) THE DATE OF AN AUTOMATIC RENEWAL OF OR UNILATERAL ACT OF SPRINT PCS TO RENEW OR EXTEND AN AGREEMENT THAT PROVIDES SPRINT PCS THE RIGHT TO USE THE VENDOR SOFTWARE OR (II) SPRINT PCS INTENDS TO START NEGOTIATIONS WITH A VENDOR REGARDING PRICING OR OTHER MATERIAL TERMS RELATING TO MANAGER'S RIGHT TO USE THE VENDOR SOFTWARE (WHETHER FOR NEW SOFTWARE OR RENEWAL OF AN EXISTING LICENSE). MANAGER MUST NOTIFY SPRINT PCS IN WRITING WITHIN 30 DAYS AFTER RECEIVING THE NOTICE DESCRIBED IN THE PRECEDING SENTENCE IF MANAGER WANTS SPRINT PCS TO ATTEMPT TO OBTAIN A RIGHT FOR MANAGER TO USE THE VENDOR SOFTWARE. SPRINT PCS WILL RENEW OR NEGOTIATE THE AGREEMENT AS IF MANAGER WILL NOT BE A USER OF THE VENDOR SOFTWARE IF MANAGER DOES NOT PROVIDE NOTICE TO SPRINT PCS WITHIN THE 30-DAY PERIOD. HOWEVER, SPRINT PCS MAY OBTAIN PRICING FROM THE VENDOR FOR THE VENDOR SOFTWARE THAT INCLUDES MANAGER AS A USER AS LONG AS OBTAINING THE PRICING DOES NOT OBLIGATE MANAGER TO BE A USER.

               SPRINT PCS WILL ADVISE MANAGER FROM TIME TO TIME OF THE STATUS OF THE SOFTWARE NEGOTIATIONS IF MANAGER REQUESTED SPRINT PCS TO OBTAIN OR CONTINUE THE RIGHT FOR MANAGER TO USE THE VENDOR SOFTWARE UNDER SPRINT PCS' AGREEMENT WITH THE VENDOR. SPRINT PCS WILL GIVE MANAGER NOTICE OF THE FINAL PRICING FOR THE RIGHT TO USE THE VENDOR SOFTWARE A REASONABLE TIME BEFORE THE EXPECTED EXECUTION OR RENEWAL OF THE AGREEMENT. MANAGER MAY GIVE SPRINT PCS NOTICE BY THE TIME SET FORTH IN SPRINT PCS' NOTICE TO MANAGER (WHICH TIME WILL NOT BE LESS THAN 10 BUSINESS DAYS) THAT MANAGER DOES NOT INTEND TO USE THE VENDOR SOFTWARE THROUGH THE AGREEMENT BETWEEN SPRINT PCS AND THE VENDOR. IF MANAGER DOES NOT GIVE THIS FINAL NOTICE TO SPRINT PCS, MANAGER WILL BE DEEMED TO AGREE TO BE A USER OF THE VENDOR SOFTWARE THROUGH THE AGREEMENT BETWEEN SPRINT PCS AND THE VENDOR AND WILL PAY THE ALLOCABLE SOFTWARE FEE.

               (F) MANAGER WILL PAY SPRINT PCS A FEE FOR SPRINT PCS' ADMINISTRATION AND IMPLEMENTATION OF THE VENDOR SOFTWARE AND MANAGER'S RIGHT TO USE THE VENDOR SOFTWARE ("ALLOCABLE SOFTWARE FEE") WITHIN 30 DAYS AFTER RECEIPT OF AN INVOICE IF MANAGER HAS NOT TAKEN THE ACTION DESCRIBED IN THE PREVIOUS PARAGRAPHS AND SPRINT PCS OBTAINS A LICENSE PROVIDING FOR THE RIGHT OF MANAGER TO USE THE VENDOR SOFTWARE. SPRINT PCS WILL BILL THE MANAGER ONLY AFTER SPRINT PCS PAYS THE

         UNDERLYING SOFTWARE FEE TO THE VENDOR. SPRINT PCS WILL CALCULATE THE ALLOCABLE SOFTWARE FEE AS FOLLOWS:

               FOR EACH SOFTWARE VENDOR, MULTIPLY (I) THE SOFTWARE FEES ATTRIBUTABLE TO THE VENDOR SOFTWARE AND FOR WHICH SPRINT PCS HAS OBTAINED FOR ITSELF, MANAGER AND OTHER MANAGERS A LICENSE OR OTHER RIGHT TO USE BY (II) THE QUOTIENT OF (A) THE NUMBER OF CUSTOMERS AND SPRINT PCS RESELLER CUSTOMERS WITH AN NPA-NXX ASSIGNED TO THE SERVICE AREA THAT ARE ASSIGNED TO A SYSTEM USING THE VENDOR SOFTWARE, AS REPORTED IN THE MOST RECENT MONTHLY REPORT ISSUED BY SPRINT PCS BEFORE THE DATE THAT SPRINT PCS PREPARES AN ALLOCABLE SOFTWARE FEE INVOICE, DIVIDED BY (B) THE NUMBER OF CUSTOMERS AND SPRINT PCS RESELLER CUSTOMERS THAT ARE ASSIGNED TO A SYSTEM USING THE VENDOR SOFTWARE, AS REPORTED IN THE MOST RECENT MONTHLY REPORT ISSUED BY SPRINT PCS BEFORE THE DATE THAT SPRINT PCS PREPARES AN ALLOCABLE SOFTWARE FEE INVOICE.

               (G) SPRINT PCS WILL INCLUDE WITH THE INVOICE FOR THE ALLOCABLE SOFTWARE FEE A LIST OF THE COMPONENT CHARGES, IF DETERMINABLE. THE SOFTWARE FEES PAID BY SPRINT PCS TO THE VENDOR WILL REFLECT COMMERCIAL RATES NEGOTIATED AT ARMS' LENGTH. FOR PURPOSES OF CLARIFICATION, THE PARTIES ACKNOWLEDGE THE VENDOR MAY INSIST ON A COMPREHENSIVE FEE WITHOUT LISTING EACH COMPONENT, BUT RATHER ASSERT THE FEE COVERS ALL SOFTWARE NECESSARY TO OPERATE THE EQUIPMENT.

               (H) MANAGER WILL NOT BE CHARGED THE ALLOCABLE SOFTWARE FEE FOR THAT VENDOR SOFTWARE IF MANAGER (I) NOTIFIES SPRINT PCS IN WRITING WITHIN THE PERIOD ALLOWED THAT MANAGER DECLINES TO HAVE SPRINT PCS OBTAIN A RIGHT FOR MANAGER TO USE THE VENDOR SOFTWARE OR GIVES FINAL NOTICE TO SPRINT PCS THAT IT DOES NOT INTEND TO USE THE VENDOR SOFTWARE, (II) OBTAINS ITS OWN LICENSE PROVIDING FOR MANAGER'S RIGHT TO USE THE VENDOR SOFTWARE, AND (III) COMPLIES WITH THE REQUIREMENTS OF
         SECTION 1.3.4(I).

               (I) MANAGER WILL OBTAIN ITS OWN LICENSE PROVIDING FOR MANAGER'S RIGHT TO USE THE VENDOR SOFTWARE FROM THE VENDOR IF MANAGER ELECTS NOT TO HAVE SPRINT PCS ATTEMPT TO OBTAIN A RIGHT

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

         FOR MANAGER TO USE THE VENDOR SOFTWARE UNDER SECTION 1.3.4(E). MANAGER WILL NOTIFY SPRINT PCS IN WRITING AND DELIVER TO SPRINT PCS WITHIN 10 DAYS AFTER MANAGER'S EXECUTION OF MANAGER'S SEPARATE LICENSE, A SIGNED DOCUMENT FROM THE VENDOR CONFIRMING THAT (A) THE VENDOR HAS PROVIDED MANAGER A SEPARATE LICENSE FOR THE VENDOR SOFTWARE AND THE TERM OF THAT LICENSE, WHICH TERM WITH APPROPRIATE RENEWAL RIGHTS, MUST BE AT LEAST AS LONG AS THE LICENSE SPRINT PCS HAS FROM THE VENDOR, (B) THE FEES PAID BY MANAGER TO THE VENDOR REFLECT COMMERCIAL RATES NEGOTIATED AT ARMS' LENGTH, (C) THE VENDOR SOFTWARE COVERED BY MANAGER'S LICENSE PROVIDES THE SAME USAGE AND FUNCTIONALITY FOR ALL OF THE SAME NETWORK ELEMENTS AS SPRINT PCS' LICENSE, AND (D) THE VENDOR SOFTWARE MAY BE TESTED IN SPRINT PCS TEST BEDS BY SPRINT PCS AND WILL BE PUSHED TO THE SERVICE AREA NETWORK BY SPRINT PCS, NOT THE VENDOR OR MANAGER, UNLESS OTHERWISE CONSENTED TO IN ADVANCE IN WRITING BY SPRINT PCS.

     4. INTERCONNECTION [NEW]. SECTION 1.4 IS AMENDED TO READ AS FOLLOWS:

         IF MANAGER DESIRES TO INTERCONNECT A PORTION OF THE SERVICE AREA NETWORK WITH ANOTHER CARRIER AND SPRINT PCS CAN INTERCONNECT WITH THAT CARRIER AT A LOWER RATE, THEN TO THE EXTENT PERMITTED BY APPLICABLE LAWS, TARIFFS AND AGREEMENTS, SPRINT PCS WILL ARRANGE FOR THE INTERCONNECTION UNDER ITS AGREEMENTS WITH THE CARRIER AND IF IT DOES SO, SPRINT PCS WILL BILL THE INTERCONNECTION FEES TO MANAGER AT ACTUAL COST.

     5. FORECASTING [NEW]. Section 1.6 is amended to read as follows:

         1.6 FORECASTING. Manager and Sprint PCS will work cooperatively to generate mutually acceptable forecasts of important business metrics agreed upon by Manager and Sprint PCS. The forecasts are for planning purposes only and do not constitute either party's obligation to meet the quantities forecast.

     6. REVISED FINANCING PLAN [NEW]. Exhibit 1.7 attached to this Addendum supersedes and replaces Exhibit 1.7 attached to Addendum IX to the Management Agreement.

         7. INFORMATION [NEW]. A new section 1.9 is added to the Management Agreement.

            1.9 ACCESS TO INFORMATION.

               1.9.1 MANAGER EQUIPMENT. Manager and Sprint PCS will have unfettered access to, and may monitor, record, or otherwise receive, information processed through equipment, including switches, in the Service Area Network, if the access, monitoring, recording or receipt of the information is accomplished in a manner that:

               (i) Does not unreasonably impede Manager or Sprint PCS from accessing, monitoring, recording or receiving the information;

               (ii) Does not unreasonably encumber Manager's or Sprint PCS' operations;

               (iii) Does not unreasonably threaten the security of the Sprint PCS Network;

               (iv) Does not violate any law regarding the information;

               (v) Complies with technical requirements applicable to the Service Area Network;

               (vi) Does not adversely affect any warranty benefiting Manager or Sprint PCS (e.g., software warranties); and

               (vii) With respect to the information processed through Manager's equipment, including its switches, does not result in a material breach of any agreement regarding the information (e.g., national security agreements).

               Sprint PCS and Manager will immediately notify the other party and cooperate to establish new procedures for allowing both Manager and Sprint PCS to access, monitor, record and receive the information in a manner that meets the criteria in (i) through (vii) if either Manager or Sprint PCS reasonably determines that either Manager or Sprint PCS is accessing, monitoring, recording or receiving the information described in this section 1.9.1 in a manner that does not meet the criteria in (i) through (vii). Manager owns the information regarding the performance of its equipment. Each of Manager and Sprint PCS may use the information obtained under this section 1.9.1 for any reasonable business purpose, during and after termination of this agreement, the Services Agreement and the Trademark License Agreements provided the use would be in accordance with those agreements if those agreements were still in effect.


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

               1.9.2 SPRINT PCS INFORMATION. Manager will be entitled to receive information Sprint PCS accesses, monitors, records or receives concerning the Service Area Network or the Sprint PCS customers with NPA-NXXs assigned to Manager's Service Area, subject to Manager's compliance with CPNI requirements and any other legal requirements applicable to the confidentiality and safeguarding of such information.

               Sprint PCS will use commercially reasonable efforts to provide the information in the format requested by Manager at no additional charge to Manager within 5 Business Days after receipt of a written request from Manager if the information requested by Manager is accessed, monitored, recorded, received, or reported by Sprint PCS specific to Manager for Sprint PCS' own use in the same manner and format as that requested by Manager.

               Sprint PCS will use commercially reasonable efforts to provide the information in the format requested by Manager within 15 Business Days after receipt of a written request from Manager if the information requested by Manager is accessed, monitored, recorded, received, or reported by Sprint PCS for its own use, but not in the same manner or format requested by Manager and if Manager agrees to pay or reimburse Sprint PCS for the costs Sprint PCS reasonably incurs. Sprint PCS will use commercially reasonable efforts to provide the requested information as raw data (subject to the conditions in this section 1.9.2 and section 1.9.3) within 15 Business Days after receipt of a written request from Manager if the information requested by Manager is accessed, monitored, recorded, received, or reported by Sprint PCS for its own use, but not in the same manner or format requested by Manager, and if Sprint PCS cannot provide the information as described in the preceding sentence.

               Sprint PCS has no obligation to access, monitor, record, receive, or report the information requested by Manager if the information is not accessed, monitored, recorded, received, or reported by Sprint PCS for its own use.

               Sprint PCS owns the information regarding the Customers. Each of Manager and Sprint PCS may use the information obtained under this section
     1.9.2 during and after termination of this agreement, the Services Agreement and the Trademark License Agreements provided the use would be in accordance with those agreements if those agreements were still in effect.

               1.9.3 LIMITATIONS AND Obligations. Sprint PCS does not have to provide any information requested by Manager that: (i) Manager can

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     obtain itself in accordance with section 1.9.1 (unless Sprint PCS already has such information in its possession and has not previously delivered it to Manager); (ii) is no longer maintained by Sprint PCS; or (iii) Manager has already received from Sprint PCS or its Related Parties. Sprint PCS will provide Manager a copy of the then-current Sprint PCS document retention policy from time to time.

               1.9.4 CONTRACTS. Sprint PCS will disclose to Manager the relevant terms and conditions of any agreement between Sprint PCS and any third party (i) with which Manager is required to comply, directly or indirectly, pursuant to the Management Agreement, the Services Agreement or any Program Requirement or (ii) from which Manager is entitled to any benefit; in each case in sufficient detail to enable Manager to determine the obligations or benefits with which Manager is required to comply or benefit. Sprint PCS will provide a copy of such agreement to Manager to the extent permissible by the terms of the agreement. Sprint PCS will allow Manager or its representatives to review a copy of the agreement to the extent permissible by the agreement if the agreement prohibits Sprint PCS from providing Manager a copy. Sprint PCS will satisfy the requirements of this section
     1.9.4 if it chooses to provide a copy of the agreement in electronic form on a server designated by Sprint PCS.

     8. MOST FAVORED NATION [NEW]. A new section 1.10 is added to the Management
Agreement:

         1.10 SUBSEQUENT AMENDMENTS TO OTHER MANAGERS' MANAGEMENT AGREEMENTS AND SERVICES AGREEMENTS. Manager has the right to amend the terms in its Management Agreement and Services Agreement as described in this section
     1.10 if during the period beginning on the date of this Addendum and ending December 31, 2006, any of the terms of a Similarly Situated Manager's Management Agreement or Services Agreement are amended to be more favorable to such Similarly Situated Manager than the terms of Manager's Management Agreement or Services Agreement are to Manager, subject to the following:

               (a) All Alamosa Managers must elect to accept all, but not less than all, of the terms of the Similarly Situated Manager's Management Agreement and Services Agreement (including accepting existing terms that relate to the changes or terms that were previously changed and not previously accepted by Manager but which remain a part of the latest version of the Similarly Situated Manager's agreement) (collectively, "OVERALL CHANGES"); and

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               (b) No changes will be made that are made for a Similarly
         Situated Manager if such changes are either (i) made solely because the Similarly Situated Manager owns the spectrum on which its network operates, unless the Similarly Situated Manager acquired such spectrum from Sprint PCS or its Related Parties after September 1, 2003, (ii) compelled by a law, rule or regulation that applies to the Similarly Situated Manager, but not to Manager, or (iii) build-out plan changes.

         Sprint PCS will prepare and deliver to Manager either a redacted addendum containing the cumulative changes made to the Similarly Situated Manager's agreements in all of its addenda or redacted copies of the Similarly Situated Manager's amended and restated Management Agreement, Services Agreement and Trademark License Agreements within 10 business days after the effective date of the amendment or other instrument containing such changes. Manager then has 30 days to notify Sprint PCS that Manager wants the Overall Changes.

         No changes will be made in the agreements between Manager and Sprint PCS if Manager does not notify Sprint PCS in the time specified and Manager will be deemed to have waived its rights under this section 1.10 with respect to the changes contained in the addendum or the agreements presented.

         Sprint PCS will prepare, execute and deliver to all Alamosa Managers addenda reflecting the Overall Changes in the redacted addendum or agreements if Manager notifies Sprint PCS within the time specified. The new addenda will have the same effective date as the addendum or the restated Management Agreement, Services Agreement and Trademark License Agreements between Sprint PCS and the Similarly Situated Manager that gave rise to the new addendum.

         No changes will be made in the agreements between the Alamosa Managers and Sprint PCS if any Alamosa Manager does not execute and return the signed addendum within 30 days after receipt of the signed addendum and Manager will be deemed to have waived its rights under this section 1.10 with respect to the changes contained in the addendum presented; except that if Manager and Sprint PCS disagree as to whether the terms of the signed addendum accurately reflect the Overall Changes, then the parties will submit the issue to binding arbitration in accordance with section 14.2, excluding the escalation process set forth in section 14.2. If the arbiter rules in favor of Manager, then Sprint PCS will make changes to the signed addendum as are necessary to reflect the arbiter's ruling and submit the revised signed addendum to Manager within 10 days after receipt of the arbiter's ruling. If the arbiter rules in favor of Sprint

     PCS, then Manager will execute the signed addendum as proffered to Manager within 10 days after Manager's receipt of the arbiter's ruling.

         The parties acknowledge that Sprint PCS can disclose to Manager who the Similarly Situated Manager is that gave rise to the proposed addendum only if the Similarly Situated Manager agrees to the disclosure.

     9. REVISED BUILDOUT PLAN [ADDM VII,(SECTION)1]. Section 2.1 is supplemented with the following language.

         (a) REVISED EXHIBITS. Exhibit 2.1 attached to Addendum VII supersedes and replaces Exhibit 2.1 attached to Addendum V. Exhibit 2.1 includes:

                    (i) Buildout Plan Map which distinguishes between the Minimum Launch Footprint (as defined below) and Full Buildout Coverage;

                    (ii) Buildout Plan Table which distinguishes between the Minimum Launch Footprint (as defined below) and the Full Buildout Coverage and sets forth the Contractual Launch Date and Full Buildout Date for each A Market and B Market; and

                    (iii)     Buildout Plan Description.

         (b) PENALTY, HARD LAUNCH

         Each penalty described in this subsection will begin accruing at 12:01 am (Kansas City time) on the date six calendar days after the Contractual Launch Date set forth in Exhibit 2.1 for that respective market (each a "PENALTY DATE").

         The A Markets Penalty Amount equals the amount set forth on the following Penalty Table opposite the appropriate range of number of days from and including the Contractual Launch Date to and including the date of the latest A Market to achieve Hard Launch.

         The B Markets Penalty Amount equals the amounts set forth on the following Penalty Table opposite the appropriate range of number of days from and including the Full Buildout Date to and including the date of each B Market to achieve Hard Launch. The B Markets Penalty Amount is the sum of each individual B Market that launches past the respective Contractual Launch Date; each individual B Market has a separate penalty amount.

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                                  HARD LAUNCH PENALTY TABLE

-------------------------------------------------------------------------------------------------------------
          Penalty Period                  A Markets Penalty Amount            B Markets Penalty Amounts
-------------------------------------------------------------------------------------------------------------
6-60 days past the Contractual       3% of Available EBV                  1% of Available EBV multiplied by
Launch Date                                                               the Proration Factor for each B
                                                                          market
-------------------------------------------------------------------------------------------------------------
61-90 days past the Contractual      5% of Available EBV                  1.5% of Available EBV multiplied
Launch Date                                                               by the Proration Factor for each
                                                                          B market
-------------------------------------------------------------------------------------------------------------
91-120 days past the Contractual     6% of Available EBV                  2% of Available EBV multiplied by
Launch Date                                                               the Proration Factor for each B
                                                                          market
-------------------------------------------------------------------------------------------------------------
121-150 days past the Contractual    9% of Available EBV                  3% of Available EBV multiplied by
Launch Date                                                               the Proration Factor for each B
                                                                          market
-------------------------------------------------------------------------------------------------------------
151-180 days past the Contractual    12% of Available EBV                 4% of Available EBV multiplied by
Launch Date                                                               the Proration Factor for each B
                                                                          market
-------------------------------------------------------------------------------------------------------------


         (c) PENALTY, FULL BUILDOUT.

         Each penalty described in this subsection will begin accruing at 12:01 am (Kansas City time) on the date six calendar days after the Full Buildout Date set forth in Exhibit 2.1 for that respective market (each also a "PENALTY DATE").

         The A Markets Penalty Amount equals the amount set forth on the following Penalty Table opposite the appropriate range of number of days from and including the Full Buildout Date to and including the date of the latest A Market to achieve Full Buildout Coverage.

         The B Markets Penalty Amount equals the amounts set forth on the following Penalty Table opposite the appropriate range of number of days from and including the Full Buildout Date to and including the date of each B Market to achieve Full Buildout Coverage. The B Markets Penalty Amount is the sum of each individual B Market in which Full Buildout Coverage occurs past the respective Full Buildout Date; each individual B Market has a separate penalty amount.

                                      FULL BUILDOUT PENALTY TABLE

-------------------------------------------------------------------------------------------------------------
          Penalty Period                  A Markets Penalty Amount            B Markets Penalty Amounts
-------------------------------------------------------------------------------------------------------------
6-60 days past the Contractual       1.5% of Available EBV                .5% of Available EBV multiplied
Launch Date                                                               by the Proration Factor for each
                                                                          B market
-------------------------------------------------------------------------------------------------------------
61-90 days past the Contractual      2.5% of Available EBV                .75% of Available EBV multiplied
Launch Date                                                               by the Proration Factor for each
                                                                          B market
-------------------------------------------------------------------------------------------------------------
91-120 days past the Contractual     3% of Available EBV                  1% of Available EBV multiplied by
Launch Date                                                               the Proration Factor for each B
                                                                          market
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
121-150 days past the Contractual    4.5% of Available EBV                1.5% of Available EBV multiplied
Launch Date                                                               by the Proration Factor for each
                                                                          B market
-------------------------------------------------------------------------------------------------------------
151-180 days past the Contractual    6% of Available EBV                  2% of Available EBV multiplied by
Launch Date                                                               the Proration Factor for each B
                                                                          market
-------------------------------------------------------------------------------------------------------------

         (d) PAYMENT OF PENALTY AMOUNTS.

               (i) Manager will pay the aggregate penalty amounts on or before the date five business days after the date the last A Market or B Market achieves Full Buildout Coverage (the "ASSESSMENT DATE").

               (ii) If the Assessment Date occurs prior to both March 31, 2001 and the closing of a Change of Control Transaction, the Assessment Date will be extended to the earlier of (a) the date that a Change of Control Transaction closes or (b) five business days after the Entire Business Value of Manager, as determined in accordance with the Management Agreement, is determined (which earlier date is the "PAYMENT DATE").

               (iii) Manager will also owe Additional Interest on the individual penalty amounts, which Additional Interest is payable in the same manner as the penalty amounts (e.g., timing and form of payment).

               (iv) Manager will pay the aggregate penalty amounts in cash or in Manager Shares, at Sprint PCS's election. Payments of cash will be made via wire transfer instruction provided to Manager by Sprint PCS.

               (v) If the Assessment Date has not occurred as of the date of the closing of a Change of Control Transaction, Manager will place Manager Shares in escrow for the benefit of Sprint PCS in an amount sufficient to cover the penalty amounts.

         (e) WAIVER OF CURE RIGHTS.

               (i) If Manager does not achieve Hard Launch or Full Buildout Coverage, as applicable, in a market by midnight on the 90-Day Threshold, Manager will be in breach of a material term of the Management

                         Agreement. Accordingly, Sprint PCS may declare an Event of Termination under the Management Agreement, and Manager waives any right to a cure period set forth in section 11.3.3.

               (ii) If Sprint PCS does not declare in writing an Event of Termination within ten business days after the 90-Day Threshold, Sprint PCS waives its right to declare an Event of Termination based on Manager's failure to meet a Contractual Launch Date or Full Buildout Date, as applicable, until the 180-Day Threshold. If Manager does not achieve Hard Launch or Full Buildout Coverage, as applicable, in a market by the 180-Day Threshold, Manager will be in breach of a material term of the Management Agreement. Accordingly, Sprint PCS may declare an Event of Termination under the Management Agreement, and Manager waives any right to a cure period set forth in section 11.3.3.

         (f) DEFINITIONS.

         "90-DAY THRESHOLD" means the date 90 calendar days after the Contractual Launch Date or the Full Buildout Date, as applicable, for a respective A Market or B Market.

         "180-DAY THRESHOLD" means the date 180 calendar days after the Contractual Launch Date or the Full Buildout Date, as applicable, for a respective A Market or B Market.

         "A MARKETS" means Springfield (BTA#428), Joplin (BTA#220) and Cape Girardeau (BTA#66).

         "ADDITIONAL INTEREST" means the sum of the products of (a) each individual penalty amount, multiplied by (b) 14% per annum, multiplied by
     (c) the number of calendar days from the respective Penalty Date to the Payment Date, inclusive, divided by 365.

     "AVAILABLE EBV" means either:

               (i) if no Change of Control Transaction has closed by March 31, 2001, 80% of Entire Business Value of Manager, as determined in accordance with the Management Agreement, except that the Manager will pay all of the costs of determining Entire Business Value, which includes, but is not limited to, the cost of all parties' appraisers (Available EBV will be determined as of a date, no later than April 12, 2001 and completed by May 30, 2001); or

               (ii) if a Change of Control Transaction closes on or before March 31, 2001, 80% of the product of (a) 13,500,000 multiplied by (b) the closing share price of publicly issued equity of Alamosa Holdings, Inc. on the date of the closing of the Change of Control Transaction.

         "B MARKETS" means Rolla (BTA#383), Poplar Bluff (BTA#355), Carbondale (BTA#67), Quincy/Hannibal (BTA#367), and Kirksville (BTA#230).

         "CHANGE OF CONTROL TRANSACTION" means a transaction that results in a Change of Control, as defined in the Management Agreement, of Manager.

         "CHIEF FINANCIAL OFFICER OF SPRINT PCS", "SPRINT PCS CHIEF FINANCIAL OFFICER" and other references to the Chief Financial Officer of Sprint PCS mean the Senior Vice President - Finance of Sprint Corporation designated to serve as the chief financial officer of Sprint PCS or if none, the individual serving in that capacity.

         "CONTRACTUAL LAUNCH DATE" means the date set forth on the Buildout Plan Table portion of Exhibit 2.1.

         "FULL BUILDOUT COVERAGE" means network coverage of the geographic area described in Exhibit 2.1 in which commercial Sprint PCS service is offered, consistent with Sprint PCS standards and Program Requirements.

         "FULL BUILDOUT DATE" means the date set forth on the Buildout Plan Table portion of Exhibit 2.1.

         "HARD LAUNCH" means, for each market, that (i) Manager has met all Sprint PCS standards and Program Requirements for operational and network readiness (which includes but is not limited to completion of the OPAC checklist, OPAC process, test plans, coverage definition, assessment of site readiness, network optimization, operational and systems readiness assessment by the Sprint PCS Operational Readiness Team); (ii) Manager has handset inventory, training completed and point-of-sale materials for Sprint PCS, Sprint PCS National Third Party and local third party retail outlets in the Minimum Launch Footprint to meet reasonably expected subscriber demand; (iii) Manager markets and sells Sprint PCS Products and Services through mass advertising (i.e., print, radio and television media); (iv) the Minimum Launch Footprint is complete; and (v) Manager has met all Sprint PCS soft launch criteria which means (a) systems are up and functioning, stores are operational (and open), and activations can occur,

     (b) soft launch typically occurs one week after network ready date, and one week before Hard Launch, (c) activations of friendly accounts may occur, but any store traffic is strictly unsolicited; (d) launch-related hiring and training should be completed prior to soft launch.

         "MANAGER SHARES" are defined as the number of shares calculated by multiplying (i) the percentage of Manager's told equity equivalent to the penalty amount (i.e., the percentage calculated by dividing the dollar amount of the penalty by the dollar amount of Manager's total equity) by
     (ii) either (a) the membership interests of Manager, of no Change of Control Transaction has closed by March 31, 2001, or (b) the number of shares granted to Manager's members as consideration for their interests in Manager as a result of such change of control, if a Change of Control Transaction closes on or before March 31, 2001.

         "MINIMUM LAUNCH FOOTPRINT" means the geographic area described in
     Exhibit 2.1 in which commercial Sprint PCS service is offered, consistent with Sprint PCS standards and Program Requirements.

         "PRORATION FACTOR" means a number between 0 and 1 that is calculated by dividing the covered pops of an individual B Market by the total covered pops of all B Markets, and then multiplying this amount by the Priority Factor, Proration Factors are set forth in Exhibit 2.1.

         "PRIORITY FACTOR" is a number between 0 and 2. Priority Factors are set forth in Exhibit 2.1.

     10. EXCLUSIVITY OF SERVICE AREA [ADDM VIII, (Section)5]. In section 2.3 and the Schedule of Definitions, the phrase "wireless mobility communications network" is replaced by the phrase "Wireless Mobility Communications Network".

     11. IXC RATES [NEW]. Section 3.4 of the Management Agreement is amended to read as follows:

         3.4 IXC SERVICES.

         3.4.1. CUSTOMER LONG DISTANCE. Sprint PCS and Manager will from time to time mutually define local calling areas in the Service Areas of Manager to be used by Sprint PCS and Manager in determining when a customer will be billed for a "long distance call" under the applicable rate plan of the Customer. The parties acknowledge that these local calling areas (i) may change in geographic scope in response to competitive pressures or perceived market opportunities, and (ii) may not be able to be changed because of regulatory, industry, or system limitations. The local calling areas will not be used by the parties to determine "long distance telephony services" under section 3.4.2. If the parties cannot agree on the extent of the local calling area they will resolve the matter through the dispute resolution process in section 14.

         3.4.2. LONG DISTANCE SERVICES

         (a) Required purchase. Manager must obtain (i) long-distance telephony services through Sprint PCS or its Related Parties to provide long-distance service to users of the Sprint PCS Network and (ii) telephony services through Sprint PCS or its Related Parties to connect the Service Area Network with the national platforms used by Sprint PCS to provide services to Manager under this agreement or the Services Agreement. The term "long distance telephony service" means any inter-LATA call for purposes of this section 3.4.2 as it relates to long-distance telephony services provided to users of the Sprint PCS Network.

         (b) Pricing and procedure. Sprint PCS will purchase long-distance telephony services used in the Sprint PCS Network from Sprint Communications Company L.P. or its Related Parties ("SCCLP") for Sprint PCS, Manager and Other Managers. Sprint PCS will purchase the long-distance telephony services at a price at least as favorable to Sprint PCS, Manager, and the Other Managers (considering Sprint PCS, Manager and the Other Managers as a single purchaser) as the best prices offered by SCCLP to any wholesale customer of SCCLP in similar situations when taking into account all relevant factors (e.g., volume, peak/off-peak usage, length of commitment). Sprint PCS will pay the invoice from SCCLP, except for items directly billed by SCCLP under section 3.4.2(c). Sprint PCS will bill to Manager as an activity settled separately under the Services Agreement the portion of the fees billed to Sprint PCS that relate to Manager's operations and the activity of all Customers and Sprint PCS Reseller Customers in the Service Area, except for items directly billed by SCCLP under section 3.4.2(c). Sprint PCS and SCCLP will clarify pricing if the PCS Group is no longer a separately tracked group covered by a tracking stock of Sprint Corporation.

         (c) Call routing. Manager, or the Alamosa Managers acting as a single purchaser, may purchase private line capacity (or other forms of capacity) from SCCLP for inter-LATA calls to the extent that such capacity can be obtained on terms more favorable to Manager (or the Alamosa Managers as a single purchaser). SCCLP will sell that capacity to Manager at the best price offered by SCCLP to third parties in similar situations when taking into account all relevant factors. SCCLP will directly bill Manager for any purchase of capacity under this section 3.4.2(c). The terms of section 1.3 do not apply to purchases of capacity in this section 3.4.2(c).

         (d) Pre-existing agreement. If before the date Addendum X to this agreement is signed, Manager is bound by an agreement for long distance services or an agreement for private line service and the agreement was not made in anticipation of this agreement or Addendum X, then the requirements of this section 3.4.2 do not apply during the term of the other agreement. If the other agreement terminates for any reason, then the requirements of this section 3.4.2 do apply.

         (e) Resale. Manager may not resell the long-distance telephony services acquired under this section 3.4.2. For purposes of clarification, resale under this section 3.4.2(e) includes Manager selling minutes to carriers for ultimate resale to end users under a brand other than "Sprint" or selling minutes to end users under a brand other than "Sprint". Manager may engage in the following activities (i.e., these activities are not treated as resale of long-distance telephony services):

               (1) the transport of long-distance calls for Customers under section 3.4.2(a),

               (2) the transport of long-distance calls for resellers under section 3.5, and

               (3) the transport of long-distance calls for roaming under section 4.3.

         (f) Sprint Rural Alliance Program. The rights and obligations of Manager, if any, for the provision of long-distance telephony services for Sprint Rural Alliance program participants will be set forth in a separate agreement.

     12. INTRA-LATA CALLS AND BACKHAUL SERVICES [NEW]. Section 3.7 is amended to read as follows:

         3.7 INTRA-LATA CALLS AND BACKHAUL SERVICES. Manager, or the Alamosa Managers acting as a single purchaser, may purchase capacity (including private line capacity) from SCCLP for intra-LATA calls and backhaul services. SCCLP will sell that capacity to Manager at the best price offered by SCCLP to third parties in similar situations when taking into account all relevant factors.

         Manager will offer to Sprint PCS or one of its Related Parties the right to make to Manager the last offer to provide capacity for intra-LATA calls and backhaul services for the Service Area Network if (i) Manager decides to use third parties for intra-LATA calls and backhaul services rather than self-provisioning the capacity or purchasing the capacity from Related Parties of Manager and (ii) Sprint PCS or one of its Related

     Parties has provided evidence to Manager that SCCLP or one of its Related Parties has facilities to provide the capacity requested. Manager will deliver to Sprint PCS the terms under which the third party will provide the capacity. Sprint PCS or one of its Related Parties will have a reasonable time to respond to Manager's request for last offer to provide pricing for capacity for intra-LATA calls and backhaul, which will be no greater than 5 Business Days after receipt of the request for the pricing and the third party's terms from Manager. Manager will acquire capacity for intra-LATA calls and backhaul services from Sprint PCS or one of its Related Parties if Sprint PCS or one of its Related Parties offers Manager pricing for intra-LATA calls and backhaul services for the Service Area Network that matches or is lower than the pricing offered by the third party. For purposes of this section 3.7, the term "backhaul" means the provision of services from a cell site of Manager to the corresponding switch associated with the cell site.

         If Manager has an agreement for these services in effect as of the date Addendum X is signed and the agreement was not made in anticipation of this agreement or Addendum X, then the requirements of this section 3.7 do not apply during the term of the other agreement. If the other agreement terminates for any reason, then the requirements of this section 3.7 do apply.

     13. SPRINT PCS ROAMING AND INTER SERVICE AREA PROGRAM REQUIREMENTS [NEW]. The second paragraph of section 4.3 is amended to read as follows:

         Section 10.4.1 sets forth the settlement process that distributes between the members making up the Sprint PCS Network (i.e., Sprint PCS, Manager and all Other Managers) a fee for use of the Sprint PCS Network and the Service Area Network (the "INTER SERVICE AREA FEE").

     14. CHANGES TO PROGRAM REQUIREMENTS [NEW].

     (a) The first sentence of section 9.2(e) is amended to read as follows:

         Manager must implement any changes in the Program Requirements within a commercially reasonable period of time unless otherwise consented to by Sprint PCS, subject to the terms of section 9.3.

     (b) Section 9.3 is amended to read as follows:

         9.3 MANAGER'S RIGHTS REGARDING CHANGES TO PROGRAM REQUIREMENTS.

         9.3.1 PARAMETERS FOR REQUIRED PROGRAM REQUIREMENT IMPLEMENTATION. Manager has the right to decline to implement any new

     Program Requirement or any change to any existing Program Requirement (a "PROGRAM REQUIREMENT CHANGE") if Manager determines that any such Program Requirement Change, other than a change involving Sprint PCS National or Regional Distribution Program Requirements, will have an adverse impact on Manager that meets or exceeds the parameters set forth below in subparagraphs (a) through (d). For purposes of this section 9.3 a Program Requirement Change will include any change in any "guidelines," "policies," "standards" or "specifications" proposed by Sprint PCS under this agreement, the Services Agreement or either of the Trademark License Agreements, and the exercise by Sprint PCS of any unilateral right under those agreements, except changes to the Trademark Usage Guidelines, the Marketing Communications Guidelines, or the definition of Sprint PCS Products and Services (other than the pricing of those products and services, i.e. pricing is a Program Requirement Change). If Manager determines to decline to implement any Program Requirement Change, other than a change involving a national distribution program, then Manager must, within 10 days after Sprint PCS provides Manager with notice of the Program Requirement Change, give Sprint PCS (i) a written assessment of the impact of the Program Requirement Change on Manager using the parameters set forth in subparagraphs (a) through (d) below, and (ii) written notice that Manager declines to implement the Program Requirement Change. Manager may, without being deemed in default of this agreement, decline to implement any Program Requirement Change that will:

         (a) individually cause the combined peak negative cash flow of the Alamosa Managers to be an amount greater than 3% of Alamosa Holdings, Inc.'s Enterprise Value; or

         (b) when combined with the original assessments made in accordance with section 9.3.1(a) of all other Program Requirement changes that Sprint PCS announced and the Alamosa Managers agreed to implement, both within the preceding 12 calendar months, cause the combined cumulative peak negative cash flow of the Alamosa Managers to be an amount greater than 5% of Alamosa Holdings, Inc.'s Enterprise Value; or

         (c) individually cause a decrease in the forecasted 5-year discounted cash flow of the Alamosa Managers (at the Alamosa Managers' appropriate discount rate) of more than 3% on a combined net present value basis; or

         (d) when combined with the original assessments made in accordance with section 9.3.1(c) of all other Program Requirement changes that Sprint PCS announced and Manager agreed to implement, both within the preceding 12 calendar months, cause a decrease in the forecasted 5-year discounted cash flow of the Alamosa Managers (at the Alamosa Managers' appropriate discount rate) of more than 5% on a combined net present value basis.

         Manager may discuss with Sprint PCS in the manner described in section 9.7(c) any change that does not meet or exceed the parameters set forth in this section 9.3.1, except any change involving Sprint PCS National or Regional Distribution Program Requirements.

         9.3.2. DISAGREEMENT WITH ASSUMPTIONS OR METHODOLOGY. Sprint PCS must notify Manager of any disagreement with Manager's assumptions or methodology within 10 days after its receipt of Manager's assessment under section 9.3.1. Manager will not be required to implement the Program Requirement Change if Sprint PCS fails to notify Manager of any disagreement within such 10-day period unless Sprint PCS elects to require such compliance under section 9.3.3 below. Either party may escalate the review of the assumptions and methodology underlying the assessment to the parties' respective Chief Financial Officers if Sprint PCS disagrees with Manager's assessment and the parties are unable to agree on the assumptions and methodology within 20 days after Sprint PCS notifies Manager of the disagreement.

         The parties will mutually select an independent investment banker in the wireless telecommunications industry ("INVESTMENT BANKER") to determine whether the implementation of the Program Requirement Change will exceed one of the parameters if Sprint PCS and Manager are unable to agree on the assumptions and methodology to perform the calculations within 30 days after Sprint PCS notifies Manager of the disagreement. The American Arbitration Association will select the Investment Banker if the parties do not select the Investment Banker within 50 days after Sprint PCS notifies Manager of the disagreement. Sprint PCS and Manager will cooperate fully and provide all information reasonably requested by the Investment Banker; except that any Investment Banker selected by the American Arbitration Association, and its investment bank, must have no current engagement with either Manager or Sprint PCS and must not have been engaged by either such party within the 12 calendar months preceding the engagement under this section. A business relationship between Manager or Sprint PCS and a commercial bank or other organization affiliated with an investment bank will not disqualify the investment bank. Sprint PCS and Manager will cooperate fully and provide all information reasonably requested by the Investment Banker. The Investment Banker will have 20 days from the date of engagement to make its decision.

         Manager will pay any Investment Banker's fees and implement the Program Requirement Change if the parties agree or the Investment Banker determines that implementing the Program Requirement Change will not exceed any of the parameters described in section 9.3.1.

         9.3.3 ONE OR MORE PARAMETERS EXCEEDED. Sprint PCS will pay the Investment Banker's fees if the parties agree or the Investment Banker determines that implementing the Program Requirement Change will exceed at least one of the parameters described in section 9.3.1. Sprint PCS may require Manager to implement the Program Requirement Change whether the parties agree or disagree or the Investment Banker determines that implementing the Program Requirement Change will exceed at least one of the parameters described in section 9.3.1, if Sprint PCS agrees to compensate Manager the amount necessary to prevent Manager from exceeding the parameters set forth in section 9.3.1.

         9.3.4 CHANGES WITH RESPECT TO PRICING PLANS AND ROAMING PROGRAM REQUIREMENTS. Manager will implement a Program Requirement Change in the manner requested by Sprint PCS that

               (i) relates to a pricing plan under section 4.4 or roaming program and

               (ii) Sprint PCS reasonably determines must be implemented on an immediate or expedited basis to respond to competitive market forces,

     notwithstanding Manager's determination that implementation of the Program Requirement Change will have an adverse impact on Manager that meets or exceeds the parameters set forth in section 9.3.1. Manager's implementation of the Program Requirement Change will not adversely affect Manager's right to object to the implementation of the Program Requirement Change. Manager will continue to comply with the Program Requirement Change if the parties agree or the Investment Banker determines that implementing the Program Requirement Change will not exceed any of the parameters described in section 9.3.1. If Sprint PCS does not successfully challenge Manager's assessment of the adverse impact of the Program Requirement Change on Manager in accordance with section 9.3.2, Sprint PCS can require Manager either to (i) continue to comply with the Program Requirement Change and compensate Manager in the amount necessary to reimburse Manager for any reasonable costs, expenses or losses that Manager incurred as a result of its implementation of the Program Requirement Change net of any benefit received by Manager, to the extent the costs, expenses and losses net of the benefits exceed the parameters set forth in section 9.3.1 or (ii) terminate its continued compliance with the Program Requirement Change and compensate Manager in the amount necessary to reimburse Manager for any reasonable costs, expenses or losses that Manager incurred as a result of its implementation of the Program Requirement Change net of any benefit received by Manager. Manager cannot terminate its continued compliance if Sprint PCS elects to require Manager's continued compliance with the Program Requirement Change under section 9.3.3 above.

     (c) A new section 9.7 is added to the Management Agreement:

         9.7 MANDATORY REQUIREMENTS; UNILATERAL CHANGES.

         (a) Any "guidelines," "policies," "standards" or "specifications" previously issued by Sprint PCS are mandatory requirements with which Manager, the Other Managers and Sprint PCS must comply (subject to Sprint PCS' right to grant waivers as provided in Article 9 of this agreement), unless otherwise identified by Sprint PCS within 120 days after the date of this Addendum.

         (b) Any changes to or new "guidelines," "policies," "standards" or "specifications" proposed by Sprint PCS under this agreement, the Services Agreement or either of the Trademark License Agreements are mandatory requirements with which Manager, the Other Managers and Sprint PCS must comply (subject to Sprint PCS' right to grant waivers as provided in Article 9 of this agreement). Sprint PCS will when issuing them reference the applicable section of this agreement, the Services Agreement, the Trademark License Agreements and if applicable, the Program Requirement to which they relate.

         (c) Sprint PCS and Manager will in good faith attempt to mutually agree on how to mitigate the adverse economic impact on Manager of the exercise of any unilateral right of Sprint PCS under this agreement, the Services Agreement and either Trademark License Agreement to the extent Manager believes such change will have a significant adverse economic impact on Manager's operations, except with respect to changes involving Sprint PCS National or Regional Distribution Program Requirements. For purposes of clarification, the parties intend the preceding sentence to obligate them to a robust discussion and open dialogue but understand the discussion and dialogue may not lead to any particular solution of the issues raised by Manager or Sprint PCS. By way of illustration, under the second preceding sentence if Manager believed that the exercise of the unilateral right to change the Trademark Usage Guidelines or the designation of Sprint PCS Products and Services had an adverse economic impact on Manager, then Manager and Sprint PCS will in good faith attempt to mutually agree on how to mitigate the adverse impact on Manager.

     (d) A new section 9.8 is added to the Management Agreement.

         9.8 BREACH FOR FAILURE TO IMPLEMENT PROGRAM REQUIREMENT.

         Manager will be in material breach of a material term and Sprint PCS may exercise its rights under section 11 if Manager declines to implement a Program Requirement when required to do so under this agreement.

     15. FEES [NEW]. (a) Article 10 of the Management Agreement is amended to read as follows:

                                    10. FEES

         10.1 GENERAL. Sprint PCS and Manager will pay to each other the fees and apply the credits in the manner described in this section 10. Many of the definitions for the fees in section 10.2 are found in section 10.3.

         10.2 FEES.

               10.2.1 FEE BASED ON BILLED REVENUE. Sprint PCS will pay to Manager the Fee Based on Billed Revenue as determined in this section 10.2.1.

               "BILLED REVENUE" is all customer account activity (e.g., all activity billed, attributed or otherwise reflected in the customer account but not including Customer Credits or similar adjustments) during the calendar month for which the fees and payments are being calculated (the "BILLED MONTH") for Sprint PCS Products and Services related to all Sprint PCS customer accounts within a customer service area ("CSA") assigned to the Service Area, except Outbound Roaming Fees, amounts handled separately in this section 10 (including the amounts in sections 10.2.3 through 10.2.5, 10.4 and 10.8) and amounts collected from customers and paid to governmental or regulatory authorities (e.g., Customer Taxes, USF Charges) (these Sprint PCS customer accounts being "MANAGER ACCOUNTS"). For purposes of clarification, the parties have in place procedures to assign customers to CSAs. Billed Revenue does not include new activity billed to the Customer solely to recover costs incurred by Sprint PCS, Manager or both; Manager and Sprint PCS will share such revenue in proportion to the costs they incur.

               Sprint PCS will determine the amount of credits applied to Manager Accounts during the Billed Month ("CUSTOMER CREDITS").

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               "NET BILLED REVENUE" for a Billed Month is the amount of the
     Billed Revenue less the Customer Credits.

               The "FEE BASED ON BILLED REVENUE" for a Billed Month is equal to 92% of (a) Net Billed Revenue, less (b) the Allocated Write-offs for Net Billed Revenue.

               10.2.2 OUTBOUND ROAMING FEES. Sprint PCS will pay to Manager a fee equal to the amount of Outbound Roaming Fees that Sprint PCS or its Related Parties bills to Manager Accounts, less the Allocated Write-offs for Outbound Roaming Fees. For purposes of clarification, Sprint PCS will settle separately with Manager the direct cost of providing the capability for the Outbound Roaming, including any amounts payable to the carrier that handled the roaming call and the clearinghouse operator.

               10.2.3 PHASE II E911 SURCHARGES. Sprint PCS will pay to Manager a fee equal to a portion of the E911 Surcharges (attributable to incremental costs for Phase II E911, including but not limited to related handset costs, routing costs, implementation costs, trunks and testing costs, and anticipated write-offs for bad debt) billed during the Billed Month to Customers with an NPA-NXX assigned to the Service Area, less the Allocated Write-offs for that portion of E911 Surcharges in the Billed Month. The portion of the billed amount attributed to Manager will be based on Manager's proportional cost (as compared to Sprint PCS' proportional cost) to comply with Phase II of the E911 requirements. The rate billed to Customers related to Phase II E911 and the portion payable to Manager will be determined from time to time by Sprint PCS.

               10.2.4 CUSTOMER EQUIPMENT CREDITS. Sprint PCS will apply as a credit to any other fees under this section 10.2 owing by Sprint PCS to Manager an amount equal to the amount of the Customer Equipment Credits less the Allocated Write-offs for Customer Equipment Credits.

               10.2.5 WRITE-OFFS FOR CUSTOMER EQUIPMENT CHARGES. Sprint PCS will apply as a credit to any other fees under this section 10.2 owing by Sprint PCS to Manager an amount equal to the amount of the Allocated Write-offs for Customer Equipment Charges.

         10.3  DEFINITIONS USED IN FEE CALCULATIONS

               10.3.1 WRITE-OFFS. Sprint PCS will determine the amounts written off (the "WRITE-OFFS") in the Sprint PCS billing system during the Billed Month relating to Manager Accounts.

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

               10.3.2 BILLED COMPONENTS. Each of the following eight amounts is referred to as a "BILLED COMPONENT" and collectively they are referred to as the "BILLED COMPONENTS".

                    10.3.2.1 Net Billed Revenue. The amount determined as described in section 10.2.1.

                    10.3.2.2 Customer Equipment Credits. The reductions of amounts billed to Manager Accounts related to the sale of handsets and handset accessories from Sprint PCS inventory are referred to as "CUSTOMER EQUIPMENT CREDITS". This is a negative amount that reduces the Amount Billed (Net of Credits).

                    10.3.2.3 Outbound Roaming Fees. The amounts that Sprint PCS or its Related Parties bills to Manager Accounts for calls placed on a non-Sprint PCS Network are referred to as "OUTBOUND ROAMING FEES".

                    10.3.2.4 Customer TAXES. The amounts that Sprint PCS bills to Manager Accounts for taxes, including, without limitation, federal, state, and local sales, use, gross and excise tax (collectively, "CUSTOMER Taxes").

                    10.3.2.5 Equipment Replacement Program Fees. The amounts that Sprint PCS bills to Manager Accounts for participating in an equipment replacement program are referred to as "EQUIPMENT REPLACEMENT PROGRAM FEES".

                    10.3.2.6 Customer Equipment Charges. The amounts that Sprint PCS bills to Manager Accounts for subscriber equipment and accessories sold or leased are referred to as "CUSTOMER EQUIPMENT CHARGES".

                    10.3.2.7 E911 SURCHARGES. The amounts that Sprint PCS bills to Manager Accounts to recover all costs related to Phase II E911 functionality are referred to as "E911 SURCHARGES".

                    10.3.2.8 USF Charges. The amounts that Sprint PCS bills to Manager Accounts relating to Universal Service Funds are referred to as "USF CHARGES".

               10.3.3 AMOUNT BILLED (NET OF CUSTOMER CREDITS). The "AMOUNT BILLED (NET OF CUSTOMER CREDITS)" for a Billed Month is equal to the sum of the Billed Components.

               10.3.4 THE ALLOCATED WRITE-OFFS. The "ALLOCATED WRITE-OFFS" for all or a portion of a Billed Component in a Billed Month is the Write-offs for the Billed Month times the amount of the Billed Component (or portion thereof) divided by the Amount Billed (Net of Customer Credits).

         10.4 OTHER FEES AND PAYMENTS. Sprint PCS and Manager will pay to each other the fees and payments described below:

               10.4.1 INTER SERVICE AREA FEES.

                    10.4.1.1 Inter Service Area Fee Paid. Manager will pay to Sprint PCS an Inter Service Area Fee as set out in this section 10.4.1 for each billed minute of use that a subscriber with an NPA-NXX assigned to the Service Area uses a portion of the Sprint PCS Network other than the Service Area Network. Sprint PCS will pay to Manager an Inter Service Area Fee for each billed minute of use that a Sprint PCS customer whose NPA-NXX is not assigned to the Service Area Network uses the Service Area Network.

                    Sprint PCS will not be obligated to pay Manager those Inter Service Area Fees not received by Sprint PCS from an Other Manager who is a debtor in a bankruptcy proceeding with respect to Inter Service Area Fees that Sprint PCS owes Manager because of CSAs assigned to such Other Manager's Service Area traveling in the Service Area. For clarification purposes, Sprint PCS does not have to advance the Inter Service Area Fees for the Other Manager who is involved in the bankruptcy proceeding to Manager, even if the Other Manager is late or never pays the Inter Service Area Fees. Manager bears the risk of loss of the Other Manager who is involved in the bankruptcy proceeding not paying the Inter Service Area Fees to Sprint PCS. Manager acknowledges that if the manner in which the CSAs are assigned changes because of changes in the manner in which the NPA-NXX is utilized, the manner in which the Inter Service Area Fees, if any, will be calculated might be changed.

                    10.4.1.2 Voice and 2G Data Rate. The amount of the Inter Service Area Voice and 2G Data Fee will be as follows:

                    (a) From September 1, 2003 to December 31, 2005, the Inter Service Area Voice and 2G Data Fee for each billed minute of use that a Customer or Sprint PCS Reseller Customer uses an Away Network will be $0.058.

                    (b) From January 1, 2006 until the end of the Term of the agreement, the Inter Service Area Voice and 2G Data Fee for each billed minute of use that a Customer or Sprint PCS Reseller Customer uses an Away Network will be an amount equal to 90% of retail yield for Voice and 2G Data Usage.

                    10.4.1.3 3G Data Rate. The amount of the Inter Service Area 3G Data Fee will be as follows:

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

                    (a) From September 1, 2003 to December 31, 2005, the Inter Service Area 3G Data Fee for each kilobit of use that a Customer or Sprint PCS Reseller Customer uses an Away Network will be $0.0014 ("INITIAL 3G DATA FEE PERIOD").

                    (b) The parties will engage in the following pricing process to set the Inter Service Area 3G Data Fee for each kilobit of use that a Customer or Sprint PCS Reseller Customer uses an Away Network after the Initial 3G Data Fee Period ends. The Inter Service Area 3G Data Fee will be based on an appropriate discount from the retail yield for 3G Data Usage to be negotiated before December 31, 2005. Each subsequent fee period will last three years with the second pricing period beginning on January 1, 2006 and ending on December 31, 2008.

                         (i) Sprint PCS will give Manager an Inter Service Area 3G Data Fee proposal by March 31 of the final year of the then current pricing period. Manager's representative and the Sprint PCS representative will begin discussions regarding the proposed schedule of fees within 20 days after Manager receives the proposed schedule of fees from Sprint Spectrum.

                         (ii) Manager may escalate the discussion to the Chief Financial Officer of Sprint PCS or Sprint PCS may escalate the discussion to Manager's Chief Executive Officer or Chief Financial Officer if the parties do not agree on a new schedule of fees within 30 days after the discussions begin.

                         (iii) If the parties cannot agree on a new schedule of fees within 20 days after a party escalates the discussion, then Manager may either agree to the fees set forth in the Inter Service Area 3G Data Fee proposal or submit the determination of the Inter Service Area 3G Data Fee to binding arbitration in accordance with section 14.2, excluding the escalation process set forth in section
         14.2.

                         (iv) If Manager submits the matter to arbitration the fees proposed by Sprint PCS will apply starting after December 31 of the first year of the appropriate period as described in section
         10.4.1.4 and will continue in effect unless modified by the final decision of the arbitrator. If the arbitrator imposes a fee different than the ones in effect the new fees will be applied as if in effect after December 31 of the first year of the appropriate period as described in section 10.4.1.4 and if on application of the new fees one party owes the other party any amount after taking into account payments already made by the parties then the owing party will pay the other party within 30 days of the date of the final arbitration order.

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

                    10.4.1.4 Rate Changes - Effective Date. All rate changes related to Inter Service Area Fees will be applied to all activity in a bill cycle regardless of when the activity occurred, if the bill cycle ends after the effective date of the rate change.

                    10.4.1.5 Long Distance. The long distance rates associated with the Inter Service Area usage will be equal to the actual wholesale transport and terminating costs associated with the originating and terminating locations. The rates are then applied to cumulative usage at a BID level for settlement purposes.

               10.4.2 INTERCONNECT FEES. Manager will pay to Sprint PCS (or to other carriers as appropriate) monthly the interconnect fees, if any, as provided under section 1.4.

               10.4.3 TERMINATING AND ORIGINATING ACCESS FEE. If Sprint PCS collects from an IXC terminating or originating access fees that are not subject to refund or dispute, then Sprint PCS will pay Manager 92% of the amount collected (but it will not be Billed Revenue). Manager will refund to Sprint PCS any amounts Sprint PCS pays or has paid to Manager for access fees if Sprint PCS is required to refund that access fee to an IXC (including a Sprint Corporation Related Party). For purposes of clarification, Sprint Corporation's Related Parties are obligated to pay terminating access to Sprint PCS only if Sprint Corporation's major competitors have to pay terminating or originating access to Sprint PCS. At the present time, none of the major competitors pay terminating access to Sprint PCS. The ability of wireless carriers to collect access fees is currently subject to legal challenge. The parties acknowledge that Sprint PCS has limited ability to require IXCs to pay access fees.

               10.4.4 REIMBURSEMENTS FOR MISTAKEN PAYMENTS. If one party mistakenly pays an amount that the other party is obligated to pay then the other party will reimburse the paying party.

         10.5 TAXES AND PAYMENTS TO THE GOVERNMENT. Manager will pay or reimburse Sprint PCS for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees levied by a governmental authority on the fees and charges payable by Sprint PCS to Manager.

         Manager will report all taxable property to the appropriate taxing authority for ad valorem tax purposes. Manager will pay as and when due all taxes, assessments, liens, encumbrances, levies, and other charges against the real estate and personal property owned by Manager or used by Manager in fulfilling its obligations under this agreement.

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

         Manager is responsible for paying all sales, use, or similar taxes on the purchase and use of its equipment, advertising, and other goods or services in connection with this agreement.

         Sprint PCS will be solely responsible for remitting to government agencies and/or their designees any and all fees or other amounts owed as a result of the services provided to the Customers under the Management Agreement. As a consequence of this responsibility, Sprint PCS is entitled to 100% of any amounts received by Manager, Sprint PCS or their Related Parties from Customers (including Sprint PCS customers whose NPA-NXX is assigned to the Service Area) relating to such fees.

         10.6 UNIVERSAL SERVICE FUNDS.

               10.6.1 PAID BY GOVERNMENT. Manager is entitled to 92% of any federal and state subsidy funds (the "SUBSIDY FUNDS") (and Sprint PCS is entitled to the remainder of the Subsidy Funds), including Universal Service Funds, received by Manager or Sprint PCS from government disbursements based on customers with mailing addresses located in the Service Area and with NPA-NXXs assigned to the Service Area, or such other method then in effect under the rules of the FCC, USAC or other federal or state administrator. For purposes of clarity, Universal Service Funds provide support payments to Eligible Telecommunications Carriers ("ETC") serving in high cost areas and providing services to low income individuals. Sprint PCS, as the Common Carrier of record, on behalf of itself or Manager (with respect to the Service Area), might qualify as an ETC. All Subsidy Funds received must be used to support the provision, maintenance and upgrading of facilities and services for which the funds are intended.

               10.6.2 PAID BY CUSTOMERS. Sprint PCS will be solely responsible for remitting to government agencies and/or their designees, including but not limited to the Universal Service Administrative Company, any and all universal service fees. As a consequence of this responsibility, Sprint PCS is entitled to 100% of any amounts received by Manager, Sprint PCS or their Related Parties from Customers (including Sprint PCS customers whose NPA-NXX is assigned to the Service Area) relating to the Universal Service Funds.

         10.7 EQUIPMENT REPLACEMENT PROGRAM. Sprint PCS is entitled to 100% of the amounts paid by Customers for participating in any equipment replacement program billed on their Sprint PCS bills. Manager will not be responsible for or in any way billed for any costs or expenses incurred by Sprint PCS or any Sprint PCS Related Party in connection with any such equipment replacement program.

         10.8 CUSTOMER EQUIPMENT. Sprint PCS is entitled to 100% of the amounts paid by Customers for subscriber equipment and accessories sold or leased by Sprint PCS, and Manager is entitled to 100% of the amounts paid by Customers for subscriber equipment and accessories sold or leased by Manager, subject to the equipment settlement process in section 4.1.2.

         10.9 PHASE I E911. Sprint PCS is entitled to 100% of amounts paid by Customers related to Phase I E911 (e.g., for equipment other than handsets, such as platforms and networks). Sprint PCS will attempt to recover from the appropriate governmental authority Phase I E911 reimbursements and will remit the appropriate amounts to Manager.

         10.10 MANAGER DEPOSITS INTO SPRINT PCS ACCOUNTS. Each Business Day, Manager will deposit into bank accounts in the name of Sprint PCS or a Related Party designated by Sprint PCS, the amounts collected from Customers on behalf of Sprint PCS and its Related Parties for Sprint PCS Products and Services. Manager will allow the funds deposited in the bank accounts to be transferred daily to other accounts designated by Sprint PCS. Manager will also provide the daily reports of the amounts collected required by Sprint PCS. Manager will not make any changes to the authorized signatories on the bank accounts without the prior written consent of Sprint PCS.

         10.11 MONTHLY STATEMENTS.

               10.11.1 SECTION 10.2 STATEMENT. Each month Sprint PCS will determine the amount payable to Manager for a Billed Month under section
     10.2. Sprint PCS will deliver a monthly statement to Manager that reports the amount due to Manager, the manner in which the amount was calculated, the amount due to Sprint PCS and its Related Parties under this agreement, the Services Agreement and the Trademark License Agreements, and the net amount payable to Manager.

               10.11.2 OTHER STATEMENTS. Sprint PCS will deliver a monthly statement to Manager that reports amounts due to Manager or from Manager, other than amounts described in section 10.12.1, the manner in which the amounts were calculated, the amount due to Manager or to Sprint PCS and its Related Parties under this agreement, the Services Agreement and the Trademark License Agreements, and the net amount payable to Manager.

               10.11.3 THIRD PARTY CHARGES. Sprint PCS will include any third party charges on Manager's statements within three calendar months after the end of the calendar month during which Sprint PCS receives the third party charge.

         10.12 PAYMENTS.

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

               10.12.1 WEEKLY PAYMENTS. Sprint PCS will pay the amount payable to Manager for a Billed Month under section 10.2 in equal weekly payments on consecutive Thursdays beginning the second Thursday of the calendar month following the Billed Month and ending on the first Thursday of the second calendar month after the Billed Month. If Sprint PCS is unable to determine the amount due to Manager in time to make the weekly payment on the second Thursday of a calendar month, then Sprint PCS will pay Manager for that week the same weekly amount it paid Manager for the previous week. Sprint PCS will true-up any difference between the actual amount due for the first weekly payment of the Billed Month and amounts paid for any estimated weekly payments after Sprint PCS determines what the weekly payment is for that month.

               10.12.2 MONTHLY PAYMENTS. The amounts payable to Manager and Sprint PCS and its Related Parties under this agreement, the Services Agreement and the Trademark License Agreements, other than the payments described in section 10.12.1, will be determined, billed and paid monthly in accordance with section 10.12.3.

               10.12.3 NET PAYMENTS. The amount of each payment to Manager will be the net amount due to Manager, if any, after reducing the amount payable to Manager by any amounts due to Sprint PCS and its Related Parties under this agreement, the Services Agreement and the Trademark License Agreements. If the amount due to Sprint PCS exceeds the amount due to Manager, Sprint PCS will bill Manager or reduce the next weekly or monthly payment to Manager (and will reduce subsequent weekly and monthly payments if necessary) by the amount of the excess.

               10.12.4 TRANSITION OF PAYMENT METHODS. (a) Sprint PCS and Manager wish to conduct an orderly transition from making weekly payments to Manager based on Collected Revenues to weekly payments based on Billed Revenue. The method of calculating the weekly payments will change on the first day of the calendar month after the Alamosa Holdings, Inc, Alamosa (Delaware), Inc. and the Alamosa Managers complete their restructuring (the "TRANSITION DATE"). The weekly amounts paid to Manager during the calendar month before the Transition Date and on the first Thursday after the Transition Date will be based on the Collected Revenues method. The weekly amounts paid to Manager beginning on the second Thursday of the second calendar month after the Transition Date will be based on the Billed Revenue method described in this Section 10. To effect an orderly transition, Sprint PCS will pay Manager for the period beginning on the second Thursday after the Transition Date and ending on the first Thursday of the calendar month after the Transition Date an amount calculated as described below in Section 10.12.4(b).

               (b) Sprint PCS will apply the estimated collection percentages used by Sprint PCS before the Transition Date to the gross accounts receivable aging categories for Customers with an NPA-NXX assigned to the Service Area

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

     as of the close of business on the day before the Transition Date to calculate the amount Sprint PCS anticipates collecting on those accounts receivable. Sprint PCS will pay Manager the amount estimated to be collected in equal weekly payments on consecutive Thursdays beginning the second Thursday after the Transition Date and ending the first Thursday of the calendar month after the Transition Date. Sprint PCS will also pay to Manager no later than the second Thursday after the Transition Date any Collected Revenues received after the Saturday before the Transition Date and before the Transition Date.

               (c) Sprint PCS will recalculate the estimated collection percentages and apply the recalculated estimated collection percentages to the gross accounts receivable aging categories described in the first sentence of section 10.12.4(b) when all applicable data is available. Sprint PCS will increase or decrease a weekly payment by the amount of the difference between the amount paid to Manager based on the initial estimated collection percentages and the amount that would have been paid to Manager using the newer estimated collection percentages.

               10.13 DISPUTE OR CORRECTION OF STATEMENT AMOUNT. A party can only dispute or correct an amount on a statement in good faith. If a party disputes or corrects an amount on a statement, the disputing or correcting party must give the other party written notice of the specific item disputed or corrected, the disputed or corrected amount with respect to that item and the reason for the dispute or correction within three calendar months after the end of the calendar month during which the disputed or erroneous statement was delivered.

               Any dispute regarding a statement will be resolved through the dispute resolution process in section 14. The parties must continue to pay to the other party all amounts, including disputed amounts, owed under this agreement, the Services Agreement and the Trademark License Agreements during the dispute resolution process.

               The dispute of an item in a statement does not stay or diminish a party's other rights and remedies under this agreement, except that a party must complete the dispute resolution process in section 14 before taking any legal or equitable action against the other party.

               10.14 DISPUTE OR CORRECTION OF A THIRD PARTY INVOICE AMOUNT. Sprint PCS will include the applicable portion of any amount based on a third party invoice in a statement to Manager within three months of Sprint PCS' receipt of the third party invoice.

               A party can only dispute or correct an amount based on a third party invoice in good faith. Modified invoices received by Sprint PCS from a third party vendor and then sent by Sprint PCS to Manager will be treated as a new statement for purposes of this section.

               If a party disputes or corrects an amount on a third party invoice or the amount Sprint PCS attributed to Manager, the disputing party must give the other party written notice of the specific item disputed or corrected, the disputed or corrected amount with respect to that item and the reason for the dispute or correction within three calendar months after the end of the calendar month during which the disputed or erroneous statement was delivered. Sprint PCS and Manager will cooperate with each other to obtain the information needed to determine if the amounts billed by the third party and allocated to Manager were correct.

               Any dispute regarding the amount of the third party invoice Sprint PCS attributed to Manager will be resolved through the dispute resolution process in section 14. Manager must continue to pay to Sprint PCS all amounts, including disputed amounts, owed under this agreement, the Services Agreement and the Trademark License Agreements during the information gathering and dispute resolution process; provided, however, that to the extent any such monies are found to be owing to Manager, Manager shall be entitled to interest thereon at the Default Rate from the date of payment by Manager to Sprint PCS until the date such refund is actually received by Manager.

               The dispute of an item in a statement does not stay or diminish a party's other rights and remedies under this agreement, except that the parties must complete the dispute resolution process in section 14 before taking any legal or equitable action against each other.

               10.15 LATE PAYMENTS. Any amount due under this agreement, the Services Agreement and the Trademark License Agreements without a specified due date will be due 20 days after Manager receives an invoice. Any amount due under this agreement, the Services Agreement and the Trademark License Agreements (including without limitation any amounts disputed under those agreements that are ultimately determined to be due), that is not paid by one party to the other party in accordance with the terms of the applicable agreement will bear interest at the Default Rate beginning (and including) the 3rd day after the invoice or settlement due date until (and including) the date paid.

               10.16 SETOFF RIGHT IF FAILURE TO PAY AMOUNTS DUE. If Manager fails to pay any amount due Sprint PCS or a Related Party of Sprint PCS under this agreement, or any amount under the Services Agreement or any other agreement with Sprint PCS or a Related Party of Sprint PCS, then Sprint PCS may setoff against its payments to Manager under this section 10, any such amount that Manager owes to Sprint PCS or a Related Party of Sprint PCS.

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

               This right of setoff is in addition to any other right that Sprint PCS may have under this agreement.

     16. TERMINATION RIGHTS [NEW]. Section 11.3.7 is deleted, and all references in the agreement to section 11.3.7 are also deleted.

     17. BUSINESS VALUATION [ADDM VIII,(SECTION)4]. A new subsection 11.7.4(f) is added:

               (f) In the event the Entire Business Value of the Manager is being determined, the entire value of any Operating Asset may be allocated among the Manager and one or more of the Other Affiliates, where appropriate, but the sum of the values attributed to such Operating Asset in determining the Entire Business Value of the Manager and the Other Affiliates shall not exceed the value of such Operating Asset if it were used to calculate only the Manager's Entire Business Value (i.e. "double counting" is prohibited).

     18. AUDIT [NEW]. Section 12.1.2 is amended to read as follows:

         12.1.2 Audits. On reasonable advance notice, each party must provide access to appropriate records to the independent auditors selected by the other party for purposes of auditing the amount of fees, costs, expenses or other charges payable in connection with the Selected Services with respect to the period audited. The auditing party will conduct the audit no more frequently than annually. If the audit shows that Sprint PCS was underpaid then, unless the amount is contested, Manager will pay to Sprint PCS the amount of the underpayment within 10 Business Days after Sprint PCS gives Manager written notice of the determination of the underpayment. If the audit determines that Sprint PCS was overpaid then, unless the amount is contested, Sprint PCS will pay to Manager the amount of the overpayment within 10 Business Days after Manager determines Sprint PCS was overpaid. The auditing party will pay all costs and expenses related to the audit unless the amount owed to the audited party is reduced by more than 10% or the amount owed by the audited party is increased by more than 10%, in which case the costs and expenses related to the audit will be paid by the audited party.

         Notwithstanding the above provisions of this section 12.1.2 and subject to section 1.9, rather than allow Manager's independent auditors access to Sprint PCS' records, Sprint PCS may provide a report issued in conformity with Statement of Auditing Standard No. 70 "Reports on the Processing of Transactions by Service Organizations" ("TYPE II REPORT" or "MANAGER MANAGEMENT REPORT"); except that, if Manager, on the advice of its independent auditors or its legal counsel, determines additional assurances beyond SAS 70 are required by statute, regulation, rule, judicial decision or interpretation, or audit or accounting rule, policy or literature published by the accounting or auditing

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

     profession or other authoritative rule making body (such as the SEC, the PCAOB or the FASB), then Sprint PCS will cooperate with Manager to provide such additional assurances. Any Type II Report or Manager Management Report provided pursuant to this section 12.1.2 will be prepared by Sprint PCS' independent auditors and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint PCS over Manager Management Processes. "Manager Management Processes" include those services generally provided within this agreement, primarily billing and collection of revenues.

     19. EMAILING NOTICES [ADDM IV,(SECTION)5; REVISED BY THIS ADDENDUM]. (a)
Section 17.1 is amended to read as follows:

         17.1 NOTICES. Any notice, payment, invoice, demand, or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, or sent by facsimile or email (in either instance with acknowledgment or read receipt received), charges prepaid and addressed as described below, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties. Sprint PCS may give notice of changes to a Program Requirement by sending an email that directs Manager to the changed Program Requirement on the affiliate intranet website.

         The subject line of any email notice that purports to amend any Program Requirement must read "Program Requirement Change" and the first paragraph must indicate (i) which Program Requirement is being modified, (ii) what is being modified in the Program Requirement, and (iii) when the Program Requirement will take effect. The email must also include either a detailed summary of the Program Requirement change or a redline comparison between the old Program Requirement and the new Program Requirement.

         Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination, must clearly indicate that intent, state the section(s) of the agreements allegedly breached, and be mailed or sent by overnight courier in the manner described in the first paragraph in this section 17.1.

         2. Manager agrees to promptly give Sprint PCS a copy of any notice Manager receives from the Administrative Agent or any Lender (as those terms are defined in the Consent and Agreement), and a copy of any notice Manager gives to the Administrative Agent or any Lender. Sprint PCS agrees to promptly give Manager a copy of any notice Sprint PCS receives from the Administrative

     Agent or any Lender, and a copy of any notice that Sprint PCS gives to the Administrative Agent or any Lender.

         All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

     (b) The parties' notice addresses are as follows:

     For all entities comprising Sprint PCS:

               Sprint PCS
               KSOPHJ0212-2A101
               6130 Sprint Parkway
               Overland Park, KS  66251
               Telephone: 913-762-7929
               Telecopier:  913-523-0539
               Email: tmatee01@sprintspectrum.com
               Attention: Vice President - Affiliations, PLS & ICS

         with a copy to:

               Sprint Law Department
               KSOPHT0101-Z2020
               6391 Sprint Parkway
               Overland Park, KS  66251
               Telephone:  913-315-9315
               Telecopier:  913-523-9823
               Email: john.w.chapman@mail.sprint.com
               Attention: John Chapman

     For Manager:

               Texas Telecommunications, LP
               5225 S. Loop 289
               Suite 120
               Lubbock, TX  79424
               Telephone: 806-722-1100
               Telecopier: 806-722-1127
               Email: dsharbutt@alamosapcs.com
               Attention: David Sharbutt, President

         with a copy to:

               Crenshaw, Dupree & Milam, L.L.P.

               Wells Fargo Center
               1500 Broadway, 8th Floor
               Lubbock, Texas 79401
               Telephone: 806-762-5281
               Telecopier: 806-762-3510
               Email: JMcCutchin@cdmlaw.com
               Attention: Jack McCutchin, Jr.

         and with copies to the following individuals' email addresses if a notice of a Program Requirement Change is sent by email:

               Kendall W. Cowan, Chief Financial Officer
               Email: kcowan@alamosapcs.com

               Stephen A. Richardson, Chief Operating Officer
               Email: srichardson@alamosapcs.com

               Loyd I. Rinehart, Senior Vice President of Corporate Finance
               Email: lrinehart@alamosapcs.com

     20. FORCE MAJEURE [NEW]. The second paragraph of section 17.9.3 is amended to read as follows:

         NEITHER MANAGER NOR SPRINT PCS, AS THE CASE MAY BE, IS IN BREACH OF ANY COVENANT IN THIS AGREEMENT, AND NO EVENT OF TERMINATION WILL OCCUR AS A RESULT OF THE FAILURE OF SUCH PARTY TO COMPLY WITH SUCH COVENANT, IF SUCH PARTY'S NON-COMPLIANCE WITH THE COVENANT RESULTS PRIMARILY FROM:

               (I) ANY FCC ORDER OR ANY OTHER INJUNCTION ISSUED BY ANY GOVERNMENTAL AUTHORITY IMPEDING THE ABILITY TO COMPLY WITH THE COVENANT;

               (II) THE FAILURE OF ANY GOVERNMENTAL AUTHORITY TO GRANT ANY CONSENT, APPROVAL, WAIVER, OR AUTHORIZATION OR ANY DELAY ON THE PART OF ANY GOVERNMENTAL AUTHORITY IN GRANTING ANY CONSENT, APPROVAL, WAIVER OR AUTHORIZATION;

               (III) THE FAILURE OF ANY VENDOR TO DELIVER IN A TIMELY MANNER ANY EQUIPMENT OR SERVICE; OR

               (IV) ANY ACT OF GOD, ACT OF WAR OR INSURRECTION, RIOT, FIRE, ACCIDENT, EXPLOSION, LABOR UNREST, STRIKE, CIVIL UNREST, WORK STOPPAGE, CONDEMNATION OR ANY SIMILAR CAUSE OR EVENT NOT REASONABLY WITHIN THE CONTROL OF SUCH PARTY;

     except that, to the extent a party's obligation to perform any covenant under this agreement is suspended by reason of an event specified in subsection 17.9.3(i), (ii), (iii) or (iv) above, then any obligation of the other party to make a payment in respect of or relating to such covenant shall be suspended until performance of such covenant is reinstated, and in no event shall any amounts accrue or otherwise be due and owing in respect of or relating to such covenant for the period during which performance of such covenant was suspended by this section.

     21. GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS [NEW].
Section 17.12 of the Management Agreement is replaced with the following language:

         17.12 GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS.

               17.12.1 GOVERNING LAW. The internal laws of the State of Kansas (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

               17.12.2 JURISDICTION; CONSENT TO SERVICE OF PROCESS.

               (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Kansas State court sitting in the County of Johnson or any Federal court of the United States of America sitting in the District of Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State Court or, to the extent permitted by law, in such Federal court.

               (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Kansas State court sitting in the County of Johnson or any Federal court sitting in the District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

               (c) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

     22. TRANSFER OF SPRINT PCS NETWORK [ADDM VIII, (SECTION)9]. The first sentence of section 17.15.5 is replaced with the following sentence:

         In conjunction with the sale of the Sprint PCS Network, Sprint PCS may sell, transfer or assign the Sprint PCS Network and any of the Licenses, including its rights and obligations under this agreement, the Services Agreement and any related agreements, to a third party without Manager's consent so long as the third party assumes the rights and obligations under this agreement and the Services Agreement.

     23. CROSS-DEFAULT [ADDM VIII,(SECTION)2 AND ADDM IX, (SECTION)2]. A new
section 17.26 is added to the Management Agreement:

         17.26 CROSS-DEFAULT. A breach or Event of Termination under any of the Sprint Agreements (as that term is defined in the Consent and Agreement) by Texas Telecommunications, L.P., a Texas limited partnership, Alamosa Wisconsin Limited Partnership, a Wisconsin limited partnership, Southwest PCS, L.P., an Oklahoma limited partnership, or Washington Oregon Wireless LLC, a Delaware limited liability company, or their respective successors or assigns (collectively the "OTHER AFFILIATES") also constitutes a breach or Event of Termination, as the case may be, by Manager of the same provision of the applicable Sprint Agreement to which Manager is a party, and the Sprint Parties (as that term is defined in the Consent and Agreement) shall have the same rights under the Sprint Agreements and the Consent and Agreement to which Manager is a party as if the same breach or Event of Termination had occurred under such Sprint Agreement. Manager has no right to cure any breach or Event of Termination with respect to an Other Affiliate. Such breach or Event of Termination by an Other Affiliate shall not qualify as a force majeure under the Sprint Agreements or the Consent and Agreement.

     24. PERFORMANCE/PAYMENT OF OTHER AFFILIATES' OBLIGATIONS [ADDM VIII,(SECTION)3]. A new section 17.27 is added to the Management Agreement:

         17.27 PERFORMANCE/PAYMENT OF OTHER AFFILIATES' OBLIGATIONS. To induce the Sprint Parties to enter into the Consent and Agreement with Citicorp, Manager absolutely and unconditionally guarantees the prompt and punctual performance and payment of the Obligations (as that term is defined in the Consent and Agreement) of the Other Affiliates and their respective successors or assigns when due and payable pursuant to the terms of the Other Affiliates' Sprint Agreements as they may be amended and modified. Manager agrees that the Sprint Parties shall not be required first to collect from any other guarantor of any such obligation or to proceed against or exhaust any collateral or security for any obligation before requiring Manager to perform or pay the obligation guaranteed under this section. Any Sprint Party may bring suit against Manager without joining the Other Affiliates or any other guarantor. Manager agrees that notice given by a Sprint Party to any Other Affiliate under such Other Affiliate's Sprint Agreements or the Consent and Agreement constitutes notice to the Manager.

     25. FEDERAL CONTRACTOR COMPLIANCE. [NEW] A new section 17.28, the text of which is attached as Exhibit A to this Addendum, is added and incorporated by this reference. When and to the extent required by applicable law, Manager will comply with the requirement of this section 17.28.

     26. FINANCIAL INFORMATION [NEW]. A new section 17.32 is added to the Management Agreement:

         17.32 COPIES OF FINANCIAL INFORMATION. Manager agrees to give Sprint PCS a copy of all financial information it gives the Administrative Agent or any Lender (as such parties are defined in the Consent and Agreement).

                               SERVICES AGREEMENT
                               ------------------

     27. SERVICES AGREEMENT [NEW]. Article 2 of the Services Agreement is amended to read as follows:

                                   2. SERVICES

         2.1 SERVICES.

               2.1.1 SERVICES. Subject to the terms of this agreement, through December 31, 2006, Manager will obtain the Services set forth on Schedule
     2.1.1 attached to this agreement from Sprint Spectrum in accordance with the provisions of this section 2.1. Sprint Spectrum will provide all or none of (i) the grouping of services listed under Section A of Exhibit
     2.1.1 ("CCPU SERVICES"), and (ii) the grouping of services listed under Section B of Exhibit 2.1.1 ("CPGA SERVICES" and together with CCPU Services, "SERVICES"). Sprint Spectrum will not provide individual CCPU Services or CPGA Services. The fees charged for the Services are set forth in section 3.2. Sprint Spectrum may designate Additional Services as Available Services and Selected Services; except that, without Manager's prior written consent, neither Sprint Spectrum nor any of its Related Parties will require Manager to pay for (i) any such additional Available Services or Selected Services to the extent that such services are the same as or functionally equivalent to any service or benefit that Manager currently receives from Sprint Spectrum or its Related Parties or Sprint PCS or its Related Parties but for which Manager does not pay a separate fee immediately after the effective date of this Addendum or (ii) any other additional Available Services or Selected Services through December 31, 2006.

               2.1.2 DISCONTINUANCE OF SERVICES. If Sprint Spectrum determines to no longer offer a Service itself, then Sprint Spectrum must give Manager written notice at least 9 months before its discontinuance of that Service that Sprint Spectrum will no longer offer that Service. If Manager determines within 30 days after receipt of notice of discontinuance that it wants to continue to receive the Service, Sprint Spectrum will use commercially reasonable efforts to (a) help Manager provide the Service itself or find another vendor to provide the Service and (b) facilitate Manager's transition to the new Service provider. If Sprint Spectrum procures such Service from a vendor or a new Service provider and bills those items as Settled-Separately Manager Expenses (as defined in subsection 3.2.5 of this agreement) or Manager procures such Services from a vendor or a new Service provider, then the fees charged by Sprint Spectrum for the Services will be reduced by any fees payable by the Manager to such vendor or new Service provider in respect of such discontinued Services. If Sprint Spectrum discontinues a Service and neither Sprint nor Manager procure such Service from a vendor or a new Service provider, then no adjustment to the fees will be made.

               2.1.3 PERFORMANCE OF SERVICES. Sprint Spectrum may select the method, location and means of providing the Services. If Sprint Spectrum wishes to use Manager's facilities to provide the Services, Sprint Spectrum must obtain Manager's prior written consent.

         2.2 THIRD PARTY VENDORS. Some of the Services might be provided by third party vendors under arrangements between Sprint Spectrum and the third party vendors. In some instances, Manager may receive Services from a third party vendor under the same terms and conditions that Sprint Spectrum receives those services. In other instances, Manager may receive Services under the terms and conditions set forth in an agreement between Manager and the third party vendor.

     28. CHANGES TO ARTICLE 3 [NEW]. (a) Article 3 of the Services Agreement is amended to read as follows:

                              3. FEES FOR SERVICES

         3.1 SERVICES. Manager will pay Sprint Spectrum a fee for the Services provided by or on behalf of Sprint Spectrum now or in the future. Manager will not be permitted to obtain the Services from other sources, except as provided in this agreement.

               If changes to Sprint PCS' accounting reclassifications for the Sprint PCS CCPU Services or Sprint PCS CPGA Services materially impact the calculations of the Sprint PCS CCPU Services and Sprint PCS CCPU Services, then the rates outlined in section 3 of the Services Agreement will be adjusted accordingly.

         3.2 FEES FOR SERVICES.

               3.2.1 INITIAL PRICING PERIOD. The fee Manager will pay Sprint Spectrum for the Services provided to Manager by or on behalf of Sprint Spectrum each month until December 31, 2006 ("INITIAL PRICING PERIOD"), will equal the sum of: (a) $7.70 per subscriber multiplied by the Number of Customers in Manager's Service Area for the CCPU Services, plus (b) 5% of the Sprint PCS CPGA multiplied by Gross Customer Additions in Manager's Service Area for the CPGA Services. The fee will be paid as set forth in section 10 of the Management Agreement.

               3.2.2 PRICING PROCESS. After the Initial Pricing Period, the $7.70 fee in 3.2.1(a) will become a percentage of Sprint PCS CCPU and the fee in section 3.2.1(b) will be adjusted to a new percentage of Sprint PCS CPGA. The parties will engage in the following pricing process to set the CCPU and CPGA percentages to be applied in each pricing period after the Initial Pricing Period ends. Each subsequent pricing period will last three years (if Manager continues to use Sprint Spectrum to provide the Services) with the second pricing period beginning on January 1, 2007 and ending on December 31, 2009.

               (a) Sprint Spectrum will give Manager proposed CCPU and CPGA percentages by March 31 of the final year of the then current pricing period. The proposed percentages will be based on a reasonable amount to recover Sprint PCS' costs for providing the CCPU Services and CPGA Services to Manager and the Other Managers. Manager's representative and the Sprint PCS representative will begin discussions regarding the proposed CCPU and CPGA percentages within 20 days after Manager receives the proposed CCPU and CPGA percentages from Sprint Spectrum.

               (b) The fee Manager will pay Sprint Spectrum for the CCPU Services provided to Manager by or on behalf of Sprint Spectrum each month beginning on January 1, 2007 until December 31, 2008 under the pricing process described in this section 3.2.2 will not exceed $8.50 per subscriber multiplied by the Number of Customers in Manager's Service Area.

               (c) If the parties do not agree on new CCPU and CPGA percentages within 30 days after the discussions begin, then Manager may escalate the discussion to the Sprint PCS Chief Financial Officer or Sprint Spectrum may escalate the discussion to Manager's Chief Executive Officer or Chief Financial Officer.

               (d) If the parties cannot agree on the new CCPU and CPGA percentages through the escalation process within 20 days after the escalation process begins, then Manager may either

                    (i) submit the determination of the CCPU and CPGA percentages to binding arbitration in accordance with section 14.2 of the agreement, excluding the escalation process set forth in section 14.2, and continue obtaining the Services from Sprint Spectrum at the CCPU and CPGA percentages determined by the arbitrator,

                    (ii) self-provide the Services, or

                    (iii) procure the Services from third-party vendors, subject to Sprint Spectrum's first right of refusal described in section 3.2.3.

     Manager will begin paying Sprint Spectrum under the CCPU and CPGA percentages presented for discussion by Sprint Spectrum at the beginning of the new pricing period until the date on which the parties agree on or the arbitrator determines the new CCPU and CPGA percentages, whichever occurs first. Fees paid before the new CCPU and CPGA percentages are established will be retroactively adjusted from the beginning of the new pricing period when the parties agree on or the arbitrator determines the new CCPU and CPGA percentages.

               3.2.3 SPRINT SPECTRUM FIRST RIGHT OF REFUSAL. Manager must give Sprint Spectrum written notice of Manager's decision to procure the CCPU Services and CPGA Services from a third party vendor at least 120 days before the end of the Initial Pricing Period or any subsequent three-year pricing period and provide the third party vendor terms to Sprint Spectrum. Sprint Spectrum will have 30 days from the date it receives the third party vendor's terms to decide if it will provide those Services to Manager under those terms.

               Manager must agree to receive the Services from Sprint Spectrum if Sprint Spectrum gives notice to Manager that it will provide the Services to Manager on the third party vendor terms. If Sprint Spectrum does not exercise its first right of refusal, Manager must sign the agreement with the third party vendor on the same terms and conditions as presented to Sprint Spectrum within 10 business days after Sprint Spectrum notifies Manager of its decision not to exercise the first right of refusal or the expiration of the 30-day period, whichever occurs first. The procedure set forth in this section 3.2.3 will begin again if Manager does not sign the agreement with the third party vendor as required in the preceding sentence.

               3.2.4 TRANSITION COSTS. Manager will pay for all reasonable out-of-pocket costs and reasonable out-of-pocket expenses actually incurred by Sprint Spectrum and its Related Parties to transfer Manager to a third party vendor's services or for Manager to self-provide the Services or to enable Manager to self-provide Services.

               3.2.5 SETTLED-SEPARATELY MANAGER EXPENSES. Manager will pay to or reimburse Sprint Spectrum for any amounts that Sprint Spectrum or its Related Parties pays for Settled-Separately Manager Expenses. "SETTLED-SEPARATELY MANAGER EXPENSES" means (i) any amounts that Sprint Spectrum or its Related Parties pays to third parties for usage of the products and services used in providing Sprint PCS Products and Services relating to revenue generating activities, and (ii) those items the parties choose to settle separately between themselves (e.g. accessory margins, reciprocal retail store cost recovery) including those items listed in sections C and D of Exhibit 2.1.1. Sprint Spectrum will give notice to Manager of any additional services added to section C and D of Exhibit 2.1.1; except that no such additional service may be added to the extent such additional service is the same as, or functionally equivalent to, either (a) any service that Sprint Spectrum or any of its Related Parties currently provides to Manager hereunder (unless the fees payable by Manager to Sprint Spectrum hereunder are correspondingly reduced) or (b) any service or benefit that Manager currently receives from Sprint Spectrum or its Related Parties but for which Manager does not pay a separate fee before the effective date of this Addendum. For each Settled-Separately Manager Expense, Sprint Spectrum will provide sufficient detail to enable Manager to determine how the expense was calculated, including the unit of measurement (e.g., per subscriber per month or per call) and the record of the occurrences generating the expense (e.g., the number of calls attributable to the expense). If an expense is not reasonably subject to occurrence level detail, Sprint Spectrum will provide reasonable detail on the process used to calculate the fee and the process must be reasonable. A detail or process is reasonable if it is substantially in the form as is customarily used in the wireless industry. The Settled-Separately Manager Expenses will be paid as set forth in section 10 of the Management Agreement. Sprint Spectrum and its Related Parties may at any time arrange for Manager to pay any of the Settled-Separately Manager Expenses directly to the vendor.

               Unless Manager specifically agrees otherwise, any Settled-Separately Manager Expense that Sprint Spectrum or any of its Related Parties is entitled to charge or pass through to Manager pursuant to any term or provision of this agreement or the Management Agreement will reflect solely out-of-pocket costs and out-of-pocket expenses actually incurred by Sprint Spectrum or its Related Parties, and will in no way reflect any allocation of internal costs or expenses (including but not limited to allocations of general and administrative expenses or allocations of employee compensation or related expenses).

         3.3 LATE PAYMENTS. Any payment due under this section 3 that is not paid by Manager to Sprint Spectrum in accordance with the terms of this agreement will bear interest at the Default Rate beginning (and including) the 3rd day after the due date stated on the invoice until (and including) the date on which the payment is made.

         3.4 TAXES. Manager will pay or reimburse Sprint Spectrum for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees levied by a governmental authority on the fees and charges payable to Sprint Spectrum or a Related Party by Manager.

     29. AUDIT [NEW]. Section 5.1.2 of the Services Agreement is amended to read as follows:

         5.1.2 AUDITS. On reasonable advance notice, each party must provide access to appropriate records to the independent auditors selected by the other party for purposes of auditing the amount of fees, costs, expenses or other charges payable in connection with the Selected Services with respect to the period audited. The auditing party will conduct the audit no more frequently than annually. If the audit shows that Sprint Spectrum was underpaid then, unless the amount is contested, Manager will pay to Sprint Spectrum the amount of the underpayment within 10 Business Days after Sprint Spectrum gives Manager written notice of the determination of the underpayment. If the audit determines that Sprint Spectrum was overpaid then, unless the amount is contested, Sprint Spectrum will pay to Manager the amount of the overpayment within 10 Business Days after Manager determines Sprint Spectrum was overpaid. The auditing party will pay all costs and expenses related to the audit unless the amount owed to the audited party is reduced by more than 10% or the amount owed by the audited party is increased by more than 10%, in which case the costs and expenses related to the audit will be paid by the audited party.

         Notwithstanding the above provisions of this section 5.1.2 and subject to section 1.9 of the Management Agreement, rather than allow Manager's independent auditors access to Sprint PCS' records, Sprint PCS may provide a Type II Report; except that, if Manager, on the advice of its independent auditors or its legal counsel, determines additional assurances beyond SAS 70 are required by statute, regulation, rule, judicial decision or interpretation, or audit or accounting rule, policy or literature published by the accounting or auditing profession or other authoritative rule making body (such as the SEC, the PCAOB or the FASB), then Sprint Spectrum will cooperate with Manager to provide such additional assurances. Any Type II Report or Manager Management Report provided pursuant to this section 5.1.2 will be prepared by Sprint Spectrum's independent auditors and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint PCS over Manager Management Processes. "Manager Management Processes" include those services generally provided within the Management Agreement, primarily billing and collection of revenues.

     30. EMAILING NOTICES [NEW]. Section 9.1 of the Services Agreement is amended to read as follows:

         9.1 NOTICES. Any notice, payment, invoice, demand, or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, or sent by facsimile or email (in either instance with acknowledgment or read receipt received), charges prepaid and addressed as described in subparagraph b of paragraph 19 of Addendum X, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

         The subject line of any email notice that purports to amend any Program Requirement must read "Program Requirement Change" and the first paragraph must indicate (i) which Program Requirement is being modified, (ii) what is being modified in the Program Requirement, and (iii) when the Program Requirement will take effect. The email must also include either a detailed summary of the Program Requirement change or a redline comparison between the old Program Requirement and the new Program Requirement.

         The subject line of any email notice that purports to add any additional service to section C or D of Exhibit 2.1.1 must read "Additional Service to section C/D of Exhibit 2.1.1". The new Exhibit 2.1.1 must also be attached to the email.

         Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination must clearly indicate that intent, state the section(s) of the agreements allegedly breached, and be mailed or sent by overnight courier in the manner described in the preceding paragraph.

         Manager agrees to promptly give Sprint Spectrum a copy of any notice Manager receives from the Administrative Agent or any Lender (as those terms are defined in the Consent and Agreement), and a copy of any notice Manager gives to the Administrative Agent or any Lender. Sprint Spectrum agrees to promptly give Manager a copy of any notice Sprint Spectrum receives from the Administrative Agent or any Lender, and a copy of any notice that Sprint Spectrum gives to the Administrative Agent or any Lender.

         All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

     31. FORCE MAJEURE [NEW]. The second paragraph of section 9.8 of the Services Agreement is amended to read as follows:

         NEITHER MANAGER NOR SPRINT SPECTRUM, AS THE CASE MAY BE, IS IN BREACH OF ANY COVENANT IN THIS AGREEMENT AND NO EVENT OF TERMINATION WILL OCCUR AS A RESULT OF THE FAILURE OF SUCH PARTY TO COMPLY WITH SUCH COVENANT, IF SUCH PARTY'S NON-COMPLIANCE WITH THE COVENANT RESULTS PRIMARILY FROM:

               (I) ANY FCC ORDER OR ANY OTHER INJUNCTION ISSUED BY ANY GOVERNMENTAL AUTHORITY IMPEDING THE ABILITY TO COMPLY WITH THE COVENANT;

               (II) THE FAILURE OF ANY GOVERNMENTAL AUTHORITY TO GRANT ANY CONSENT, APPROVAL, WAIVER, OR AUTHORIZATION OR ANY DELAY ON THE PART OF ANY GOVERNMENTAL AUTHORITY IN GRANTING ANY CONSENT, APPROVAL, WAIVER OR AUTHORIZATION;

               (III) THE FAILURE OF ANY VENDOR TO DELIVER IN A TIMELY MANNER ANY EQUIPMENT OR SERVICE; OR

               (IV) ANY ACT OF GOD, ACT OF WAR OR INSURRECTION, RIOT, FIRE, ACCIDENT, EXPLOSION, LABOR UNREST, STRIKE, CIVIL UNREST, WORK STOPPAGE, CONDEMNATION OR ANY SIMILAR CAUSE OR EVENT NOT REASONABLY WITHIN THE CONTROL OF SUCH PARTY;

     except that, to the extent a party's obligation to perform any covenant under this agreement is suspended by reason of an event specified in subsection 9.8(i), (ii), (iii) or (iv) above, then any obligation of the other party to make a payment in respect of or relating to such covenant shall be suspended until performance of such covenant is reinstated, and in no event shall any amounts accrue or otherwise be due and owing in respect of or relating to such covenant for the period during which performance of such covenant was suspended by this section.

     32. GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS. [NEW].
Section 9.11 of the Services Agreement is replaced with the following language:

         9.11 GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS.

               9.11.1 GOVERNING LAW. The internal laws of the State of Kansas (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

               9.11.2 JURISDICTION; CONSENT TO SERVICE OF PROCESS.

               (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Kansas State court sitting in the County of Johnson or any Federal court of the United States of America sitting in the District of Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State Court or, to the extent permitted by law, in such Federal court.

               (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Kansas State court sitting in the County of Johnson or any Federal court sitting in the District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

               (c) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.


                          TRADEMARK LICENSE AGREEMENTS
                          ----------------------------

     33. NOTICES [NEW]. Section 15.1 of each of the Trademark License Agreements is amended to read as follows:

         Section 15.1. Notices. Any notice, payment, invoice, demand, or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, or sent by facsimile(with acknowledgment received), charges prepaid and addressed as described in subparagraph (b) of paragraph 19 of Addendum X, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

         Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination must clearly indicate that intent, state the section(s) of the agreements allegedly breached, and be mailed or sent by overnight courier in the manner described in the preceding paragraph.

         Manager agrees to promptly give Sprint PCS a copy of any notice Manager receives from the Administrative Agent or any Lender (as those terms are defined in the Consent and Agreement), and a copy of any notice Manager gives to the Administrative Agent or any Lender. Sprint PCS agrees to promptly give Manager a copy of any notice Sprint PCS receives from the Administrative Agent or any Lender, and a copy of any notice that Sprint PCS gives to the Administrative Agent or any Lender.

         All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

     34. GOVERNING LAW [NEW]. Section 15.8 of each of the Trademark License Agreements is replaced by the following language:

         15.8 Governing Law. The internal laws of the State of Kansas (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

     35. JURISDICTION [NEW]. Section 15.13 of each of the Trademark License Agreements is replaced by the following language:

         15.13 Jurisdiction; Consent to Service of Process.

               (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Kansas State court sitting in the County of Johnson or any Federal court of the United States of America sitting in the District of Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State Court or, to the extent permitted by law, in such Federal court.

               (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Kansas State court sitting in the County of Johnson or any Federal court sitting in the District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

               (c) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

                             SCHEDULE OF DEFINITIONS

     36. ADDITIONAL, AMENDED OR SUPPLEMENTED DEFINITIONS [NEW]. The following are new or amended definitions, unless otherwise indicated:

         "ADDITIONAL INTEREST" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "ALAMOSA MANAGERS" means Manager and the Other Managers controlled by Alamosa Holdings, Inc.

         "ALLOCABLE SOFTWARE FEE" has the meaning set forth in section 1.3.4(f) of the Management Agreement.

         "ALLOCATED WRITE-OFFS" has the meaning set forth in section 10.3.4 of the Management Agreement.

         "A MARKETS" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "AMOUNT BILLED (NET OF CUSTOMER CREDITS)" has the meaning set forth in section 10.3.3 of the Management Agreement.

         "ASSESSMENT DATE" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "AVAILABLE EBV" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "AWAY NETWORK" means: (i) in the case of Customers (as defined below) with an NPA-NXX of Manager (or any other such designation in accordance with section 17.17 of the Management Agreement), any portion of the Sprint PCS Network other than Manager's Service Area Network, and (ii) in the case of Customers with an NPA-NXX of Sprint PCS or Other Managers (or any other such designation in accordance with section 17.17 of the Management Agreement), Manager's Service Area Network.

         "B MARKET" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "BILLED COMPONENT(S)" has the meaning set forth in section 10.3.2 of the Management Agreement.

         "BILLED MONTH" has the meaning set forth in section 10.2.1 of the Management Agreement.

         "BILLED REVENUE" has the meaning set forth in section 10.2.1 of the Management Agreement.

         "CCPU SERVICES" has the meaning set forth in section 2.1.1 of the Services Agreement.

         "CHANGE OF CONTROL TRANSACTION" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "CONTRACTUAL LAUNCH DATE" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "CPGA SERVICES" has the meaning set forth in section 2.1.1 of the Services Agreement.

         "CSA" has the meaning set forth in section 10.2.1 of the Management Agreement.

         "CUSTOMER" means any customer, except Sprint PCS Reseller Customers or customers of third parties for which Manager provides solely switching services, who purchases Sprint PCS Products and Services, regardless of where their NPA-NXX is assigned.

         "CUSTOMER CREDITS" has the meaning set forth in section 10.2.1 of the Management Agreement.

         "CUSTOMER EQUIPMENT CHARGES" has the meaning set forth in section
     10.3.2.6 of the Management Agreement.

         "CUSTOMER EQUIPMENT CREDITS" has the meaning set forth in section
     10.3.2.2 of the Management Agreement.

         "CUSTOMER TAXES" has the meaning set forth in section 10.3.2.4 of the Management Agreement.

         "ENTERPRISE VALUE" means the combined book value of an entity's outstanding debt and preferred stock less cash plus the fair market value of each class of its publicly-traded equity other than any publicly-traded preferred stock. For the purposes of this definition of Enterprise Value, the fair market value of a class of an entity's publicly-traded equity (other than publicly-traded preferred stock) shall be equal to the product of (i) the number of issued and outstanding shares of such class of publicly-traded equity as of the date of determination, times (ii) the applicable average closing price (or average closing bid, if traded on the over-the-counter market) per share of such class of publicly-traded equity over the 21 consecutive trading days immediately preceding the date of determination.

         "EQUIPMENT REPLACEMENT PROGRAM FEES" has the meaning set forth in section 10.3.2.5 of the Management Agreement.

         "ETC" has the meaning set forth in section 10.6.1 of the Management Agreement.

         "E911 SURCHARGES" has the meaning set forth in section 10.3.2.7 of the Management Agreement.

         "FEE BASED ON BILLED REVENUE" has the meaning set forth in section 10.2.1 of the Management Agreement.

         "FULL BUILDOUT COVERAGE" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "FULL BUILDOUT DATE" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "GROSS CUSTOMER ADDITIONS IN MANAGER'S SERVICE AREA" means the average number of Sprint PCS customers activated (without taking into consideration the number of Sprint PCS customers lost) during the previous month with an NPA-NXX assigned to the Service Area as reported in Sprint PCS' most recent monthly KPI report.

         "HARD LAUNCH" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "INITIAL 3G DATA FEE PERIOD" has the meaning set forth in section 10.4.1.3(a) of the Management Agreement.

         "INITIAL PRICING PERIOD" has the meaning set forth in section 3.2.1 of the Services Agreement.

         "INTER SERVICE AREA FEE" has the meaning set forth in section 4.3 of the Management Agreement.

         "INVESTMENT BANKER" has the meaning set forth in section 9.3.2 of the Management Agreement.

         "MANAGER ACCOUNTS" has the meaning set forth in section 10.2.1 of the Management Agreement.

         "MANAGER MANAGEMENT REPORT" has the meaning set forth in section 12.1.2 of the Management Agreement.

         "MANAGER SHARES" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "MINIMUM LAUNCH FOOTPRINT" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "NET BILLED REVENUE" has the meaning set forth in section 10.2.1 of the Management Agreement.

         "NPA-NXX" means NPA-NXX or an equivalent identifier, such as a network access identifier (NAI).

         "NUMBER OF CUSTOMERS IN MANAGER'S SERVICE AREA" means the average number of Sprint PCS customers with NPA-NXXs assigned to the Service Area reported in Sprint PCS' most recent monthly KPI report.

         "OTHER AFFILIATES" [ADDM VIII, (SECTION)2 AND ADDM IX, (SECTION)2] has the meaning set forth in section 17.26 of the Management Agreement.

         "OUTBOUND ROAMING FEES" has the meaning set forth in section 10.3.2.3 of the Management Agreement.

         "OVERALL CHANGES" has the meaning set forth in section 1.10(a)(ii).

         "PAYMENT DATE" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "PENALTY DATE" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "PRIORITY FACTOR" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "PROGRAM REQUIREMENT CHANGE" has the meaning set forth in section
     9.3.1.

         "PRORATION FACTOR" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "SCCLP" has the meaning set forth in section 3.4.2 of the Management Agreement.

         "SERVICE AREA NETWORK" means the network that is directly required for the provision of telecommunications services to Customers and is managed by Manager under the Management Agreement in the Service Area under the License.

         "SERVICES" has the meaning set forth in section 2.1.1 of the Services Agreement.

         "SETTLED-SEPARATELY MANAGER EXPENSES" has the meaning set forth in section 3.2.5 of the Services Agreement.

         "SIMILARLY SITUATED MANAGER" means any Other Manager whose ultimate parent entity (as defined by the Hart-Scott-Rodino Antitrust Improvements Act of 1976) controls entities with 3 million or more covered pops.

         "SOFTWARE FEES" means costs associated (including applicable license fees) with procuring software, software maintenance, software upgrades and other software costs needed to provide uniform and consistent operation of the wireless systems within the Sprint PCS Network.

         "SPRINT PCS" means any or all of the following Related Parties who are License holders or signatories to the Management Agreement: Sprint Spectrum L.P., a Delaware limited partnership, WirelessCo, L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, PhillieCo Partners I, L.P., a Delaware limited partnership, PhillieCo, L.P., a Delaware limited partnership, Sprint Telephony PCS, L.P., a Delaware limited partnership, Sprint PCS License, L.L.C., a Delaware limited liability company, American PCS Communications, LLC, a Delaware limited liability company, and APC PCS, LLC, a Delaware limited liability company. Any reference in the Management Agreement or Services Agreement to Cox Communications PCS, L.P., a Delaware limited partnership, or Cox PCS License, L.L.C., a Delaware limited liability company, is changed to Sprint Telephony PCS, L.P., a Delaware limited partnership, or Sprint PCS License, L.L.C., a Delaware limited liability company, respectively, to reflect name changes filed with the Delaware Secretary of State in 2002.

         "SPRINT PCS CCPU" means the cash cost per user for the most-recently publicly announced quarter by Sprint PCS or its Related Parties. Sprint PCS CCPU is generally calculated by dividing costs of wireless service revenues, service delivery and other general and administrative costs by weighted average monthly wireless subscribers. CCPU is a measure analysts use to evaluate the cash costs to operate the business on a per user basis.

         "SPRINT PCS CPGA" means the cost per gross addition for the most-recently publicly announced quarter by Sprint PCS or its Related Parties. Sprint PCS CPGA is calculated by dividing the aggregate costs of acquiring new wireless subscribers, including equipment subsidies, marketing costs and selling expenses, by gross additional subscribers. Analysts use this measure in conjunction with the other measures to evaluate the profitability of the operation.

         "SPRINT PCS RESELLER CUSTOMER" means customers of companies or organizations with a Private Label PCS Services or similar resale agreement with Sprint PCS.

         "SUBSIDY FUNDS" has the meaning set forth in section 10.6.1 of the Management Agreement.

         "TRANSITION DATE" has the meaning set forth in section 10.12.4 of the Management Agreement.

         "TYPE II REPORT" has the meaning set forth in section 12.1.2 of the Management Agreement.

         "USF CHARGES" has the meaning set forth in section 10.3.2.8 of the Management Agreement.

         "VENDOR SOFTWARE" has the meaning set forth in section 1.3.4(b).

         "WIRELESS MOBILITY COMMUNICATIONS NETWORK" [ADDM VIII, (SECTION)8] means a radio communications system operating in the 1990 MHz range under the rules designated as subpart E of Part 24 of the FCC's rules.

         "WRITE-OFFS" has the meaning set forth in section 10.3.1 of the Management Agreement.

         "90-DAY THRESHOLD" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.

         "180-DAY THRESHOLD" [ADDM VII, (SECTION)1] has the meaning set forth in section 2.1 of the Management Agreement.


B.   CROSS-REFERENCES TO OTHER PARAGRAPHS IN PREVIOUS ADDENDA.

     Listed below are those paragraphs in the previous addenda that are interpretations or applications of the Management Agreement and the Services Agreement and that are not listed above. These serve as cross-references to facilitate finding provisions in the previous addenda. The number shown at the beginning of each item is the paragraph reference in the designated Addendum.

     Addendum I
     ----------

         1. Potential Expansion of Service Area


     Addendum II
     -----------

         1. Modification of Build-Out Plan
         2. Simultaneous Execution of Asset Sale Agreement
         3. Designation of Selected Services

         4. Completion of New BTA Builds
         5. Sprint LTD Coverage


     Addendum III
     ------------

         1. Modification of Build-Out Plan
         2. Simultaneous Execution of Asset Sale Agreement
         3. Backhaul and Interconnection
         4. Designation of Selected Services
         5. Columbia, MO and Jefferson City, MO Build-Out
         6. Completion of Asset Transfer
         7. Right of Sprint PCS to Repurchase Transferred Assets
         8. Sprint LTD Coverage


     Addendum IV
     -----------

         1. Modification of Build-Out Plan
         2. Backhaul and Interconnection
         3. Consent and Agreement ("C&A")-Related: Use of Loan Proceeds
         4. C&A-Related: C&A Not Assignable
         6. Sale of Operating Assets or License
         7. C&A-Related: No Default under Credit Documents or Sprint Agreements
         8. Counterparts


     Addendum V
     ----------

         1. Modification of Build-Out Plan
         2. Backhaul and Interconnection
         3. Designation of Selected Services


     Addendum VI
     -----------

         2. Reaffirmation of Sprint Agreements
         3. Counterparts


     Addendum VII
     ------------

         2. Reaffirmation of Sprint Agreements
         3. Counterparts


     Addendum VIII
     -------------

         1. C&A-Related: Use of Loan Proceeds
         6. Expiration of Limited Remedies Period

         7. Revised Financing Plan
         10. Reaffirmation of Sprint Agreements
         11. Counterparts


     Addendum IX
     -----------

         1. C&A-Related: Use of Loan Proceeds
         3. Financing Plan
         4. Reaffirmation of Sprint Agreements
         5. Counterparts


C.   OTHER PROVISIONS.

     1. MANAGER AND SPRINT PCS' REPRESENTATIONS. Manager and Sprint PCS each represents and warrants that its respective execution, delivery and performance of its obligations described in this Addendum have been duly authorized by proper action of its governing body and do not and will not violate any material agreements to which it is a party. Each of Manager and Sprint PCS also represents and warrants that there are no legal or other claims, actions, counterclaims, proceedings or suits, at law or in arbitration or equity, pending or, to its knowledge, threatened against it, its Related Parties, officers or directors that question or may affect the validity of this Addendum, the execution and performance of the transactions contemplated by this Addendum or that party's right or obligation to consummate the transactions contemplated by this Addendum.

     2. REAFFIRMATION OF SPRINT AGREEMENTS. Each of the undersigned reaffirms in their entirety the Management Agreement, the Services Agreement and the Trademark License Agreements, together with their respective rights and obligations under those agreements.

     3. COUNTERPARTS. This Addendum may be executed in one or more counterparts, including facsimile counterparts, and each counterpart will have the same force and effect as an original instrument as if the parties to the aggregate counterparts had signed the same instrument.

            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

         The parties have caused this Addendum X to be executed as of the date first above written.


                             SPRINT SPECTRUM L.P.

                             By: /s/ Thomas E. Mateer
                                ------------------------------------------------
                                Name: Thomas E. Mateer
                                Title: Vice President - Affiliations, PLS & ICS


                             WIRELESSCO, L.P.


                             By: /s/ Thomas E. Mateer
                                ------------------------------------------------
                                Name: Thomas E. Mateer
                                Title: Vice President - Affiliations, PLS & ICS


                             SPRINT COMMUNICATIONS COMPANY L.P.


                             By: /s/ William K. White
                                ------------------------------------------------
                                Name: William K. White
                                Title: Senior Vice President - Communication
                                             & Brand Management


                             ALAMOSA MISSOURI, LLC
                             a Missouri limited liability company


                             By: ALAMOSA HOLDINGS, LLC
                                 a Delaware limited liability company,
                                 as the sole equity holder




                                  By: /s/ David E. Sharbutt
                                     -------------------------------------------
                                     David E. Sharbutt,
                                     President

                                    EXHIBIT 1
                                    ---------

                  ILLUSTRATIVE CALCULATION FOR CASH SETTLEMENT
                  --------------------------------------------

ILLUSTRATIVE ONLY

--------------------------------------------------------------------------------------
                                                                       MONTH 1
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Write-offs ((Section)10.3.1)                                  $      1,235
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Billed Revenue ((Section)10.2.1)                              $     10,350
--------------------------------------------------------------------------------------
Customer Credits ((Section)10.2.1)                                    (970)
--------------------------------------------------------------------------------------
Net Billed Revenue ((Sections)10.2.1 and 10.3.2.1)                   9,380       82.5%
--------------------------------------------------------------------------------------
Customer Equipment Credits ((Sections)10.2.4 & 10.3.2.2)               (66)      -0.6%
--------------------------------------------------------------------------------------
Outbound Roaming Fees ((Sections)10.2.2 & 10.3.2.3)                    235        2.1%
--------------------------------------------------------------------------------------
Customer Taxes ((Section)10.3.2.4)                                   1,323       11.6%
--------------------------------------------------------------------------------------
Equipment Replacement Program Fees ((Section)10.3.2.5)                 156        1.4%
--------------------------------------------------------------------------------------
Customer Equipment Charges ((Section)10.3.2.6)                         175        1.5%
--------------------------------------------------------------------------------------
E911 Surcharges((Section)10.3.2.7)                                      91        0.8%
--------------------------------------------------------------------------------------
USF Charges ((Section)10.3.2.8)                                         74        0.7%
--------------------------------------------------------------------------------------
Amount Billed (Net of Customer Credits) ((Section)10.3.3)     $     11,368      100.0%
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
FEE CALCULATION
--------------------------------------------------------------------------------------
Net Billed Revenue ((Sections)10.2.1 and 10.3.2.1)            $      9,380
--------------------------------------------------------------------------------------
Allocated Write-off ((Section)10.3.4)                               (1,019)
--------------------------------------------------------------------------------------
                                                              $      8,361
--------------------------------------------------------------------------------------
                                                                        92%
--------------------------------------------------------------------------------------
Fee Based on Billed Revenue ((Section)10.2.1)                 $      7,692
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Outbound Roaming Fees ((Section)10.2.2)                       $        235
--------------------------------------------------------------------------------------
     Allocated Write-off                                               (26)
--------------------------------------------------------------------------------------
E911 Surcharges - Handsets ((Section)10.2.3)                            85
--------------------------------------------------------------------------------------
     Allocated Write-off                                                (9)
--------------------------------------------------------------------------------------
Customer Equipment Credits ((Section)10.2.4)                           (66)
--------------------------------------------------------------------------------------
     Allocated Write-off                                                 7
--------------------------------------------------------------------------------------
Write-off for Customer Equipment Charges ((Section)10.2.5)             (19)
--------------------------------------------------------------------------------------
                                                              $        208
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Total                                                         $      7,900
------------------------------------------------------------------------ -------------

                                   EXHIBIT 1.7
                                   -----------

                     BUILD-OUT AND WORKING CAPITAL FINANCING

o Alamosa Holdings, Inc. and its direct and indirect subsidiaries, have received equity contributions and debt financing that exceed in the aggregate $947 million. Alamosa Holdings, Inc. is the ultimate parent of Texas Telecommunications, LP, Alamosa Wisconsin Limited Partnership, Alamosa Missouri, LLC, Washington Oregon Wireless LLC and Southwest PCS, LP (each a "Manager" under a separate Management Agreement with Sprint PCS, and collectively the "Managers"). This capital has been and will be made available to the Managers when needed to fund the build-out (requirements to date are substantially complete) and operations of their PCS systems and to perform their obligations under their respective Sprint Agreements. The following summarizes the sources of funds:

--------------------------------------------------------------------------------
(dollars in thousands)                                             CONTRIBUTED
                                                                   AMOUNTS AND
                                                                   NET PROCEEDS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EQUITY                                                            $    283,061
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SENIOR SECURED DEBT                                                    225,000
    (includes $25 million in undrawn revolver)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SENIOR NOTES:
--------------------------------------------------------------------------------
    12.875% SENIOR DISCOUNT NOTES                                      180,515
--------------------------------------------------------------------------------
    12.50% SENIOR NOTES                                                182,807
--------------------------------------------------------------------------------
    13.625% SENIOR NOTES                                               101,306
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         TOTAL                                                    $    972,689
----------------------------------------------------------------================

Alamosa Holdings, Inc. and its direct and indirect subsidiaries, have undertaken a restructuring to adjust the capital structure. The restructuring includes an exchange of existing bonds for: a) new notes representing 65% of accreted value;
b) preferred stock with a liquidation value of 25% of accreted value, convertible into 35% of the common equity of Alamosa Holdings, Inc.; and c) extinguishment of 10% of the accreted value. The following summarizes the effect on existing Senior Note categories, new Senior Note categories and new Preferred
Stock:

--------------------------------------------------------------------------------
(dollars in thousands)                         PRE-                    POST-
                                           RESTRUCTURE              RESTRUCTURE
--------------------------------------------------------------------------------
SENIOR NOTES*
--------------------------------------------------------------------------------
    12.875% SENIOR DISCOUNT NOTES          $   298,443              $       -
--------------------------------------------------------------------------------
    12.50% SENIOR NOTES                        250,000                      -
--------------------------------------------------------------------------------
    13.625% SENIOR NOTES                       150,000                      -
--------------------------------------------------------------------------------
    NEW 12% SENIOR DISCOUNT NOTES                   -                  193,988
--------------------------------------------------------------------------------
    NEW 11% SENIOR NOTES                            -                  260,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         TOTAL                                 698,443                 453,988
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PREFERRED STOCK                                     -                  174,600
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         TOTAL                            $    698,443              $  628,588
----------------------------------------=================-----------============

--------------------------------------------------------------------------------
* Assumes 100% of the noteholders agree to exchange for new notes. In the event that less than 100% agree to exchange, some of the existing notes would remain outstanding and the new notes would be decreased. Preferred Stock would also be adjusted to reflect a lower exchange ratio.
--------------------------------------------------------------------------------
o The funds from contributed capital and net proceeds from borrowings, in conjunction with capital restructuring, are sufficient to meet all build-out and working capital requirements.

                                 SCHEDULE 2.1.1
                                 --------------


                                   -SECTION A-

PRESENTLY OFFERED CCPU SERVICES - Activity Applied as % to Sprint PCS reported CCPU

3G Fees
A/P Backhaul/Facility Disputes
Affiliate Utilities
ATM Soft Hand Off
Bank Fees
BI Performance Services - Initiation
BI Performance Services - Maintenance
Bid Cost
Billing
Check Free
Clarify Maintenance Fee
CO Usage
Collection Agency Fees
Conferences
Costs associated with rollout of new products and services
Credit Card Processing/Fees
Customer Care
Customer Solutions - Mature Life
Directory Assistance
DS3
E - Commerce PT
Enhanced Voicemail
Entrance Facility Expenses (Includes Terminating/Trunking Charge)
Ford Revenue
Ford Telematics
Gift Card Payable
Gift Card Receivable
Hal Riney Ad Kit
High Speed Remote Access Server
ICS Clearing House Costs (Includes Illuminet, Roaming Clearing House, and TSI) IMT Charges
Interconnection
Inter-Machine Trunk
IT (Includes E-Commerce)
LD Verification
LIDB / CNAM
Local Loop, COC, ACF, IXC, etc. (National Platform Expense - Local Loop Cost,
     Central Office Connection (COC), access Coordination Fee (ACF), Co-Location Charges, and Inter Exchange Carrier (IXC) Charges)
Lockbox 261
MCI Disconnect Adjusted
National Platform - COA

National Platform Disputes
National Platform (2G) (Includes Voice Activated Dialing)
Northwest Frequent Flyer
Premium Vision Services
PreNet
Pricing
Pro Text Messaging Plan
Ringers & More (Includes SBF and PT fees)
Roadside Rescue
Sprint Synch Services
Telecheck Charge
Telematics
Text Messaging Plan
TSC Usage
Type 1 Affiliate Long Distance
Voice Command Web
Wireless Web


                                   -SECTION B-

PRESENTLY OFFERED CPGA SERVICES - Activity Applied as % to Sprint PCS reported CPGA

500 Minute Promotion Credit
Activations - Customer Solutions
Activations - E-Commerce (Includes On Line (Web) Activations)
Activations - Telesales
Commission Credit
Credit Check Fee
Customer Solutions - Early Life
Demo Phones
EarthLink
Hal Riney Service
Handset Logistics
Local/Indirect Commission
NAM/CAM
One Sprint Telesales
PGA Expenses
PLS Commission
SmartWorks Printing

                                   -SECTION C-

PRESENTLY OFFERED CCPU SERVICES - Activity Settled Separately

Affiliate Project Authorizations
Long Distance
Microwave Clearing
Roaming
Software Fees
Sprint Local Telephone Usage
Taxes Paid on Behalf of Type III Affiliates
Tower Lease
Travel Revenue and Expense
Upgrade Commission - 2 Step Channel
Vendor Usage-Based Charges on New Products
Wholesale Revenue and Expense

                                   -SECTION D-

PRESENTLY OFFERED CPGA SERVICES -Activity Settled Separately

3G Device Logistics Fee
3rd Party Spiffs
Accessory Margin
Commissions - National 3rd Party
Commissions - Other 3rd Party
Coop Advertising - Local 3rd Party
Coop Advertising - National 3rd Party
Handset returns
Handset subsidies
Handsets
Marketing Collateral
Meeting Competition Fund
RadioShack Promos (Includes RadioShack Golden Quarter, Jumpstart, Relaunch,
     Sprint to Vegas, and Break the Bank)
Rebate Administrative Expense
Rebates
Reciprocal Retail Store Cost Recovery
Sprint LDD Commission
Third Party Promotions
Upgrade Commission - RadioShack

                                    EXHIBIT A
                                    ---------

         SECTION 17.28. FEDERAL CONTRACTOR COMPLIANCE. (1) The Manager will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The Manager will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to the following:
Employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Manager agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided setting forth the provisions of this nondiscrimination clause.

         (2) The Manager will, in all solicitations or advertisements for employees placed by or on behalf of the Manager, state that all qualified applicants will receive considerations for employment without regard to race, color, religion, sex, or national origin.

         (3) The Manager will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided advising the said labor union or workers' representatives of the Manager's commitments under this section, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

         (4) The Manager will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

         (5) The Manager will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

         (6) In the event of the Manager's noncompliance with the nondiscrimination clauses of this contract or with any of the said rules, regulations, or orders, this contract may be canceled, terminated, or suspended in whole or in part and the Manager may be declared ineligible for further Government contracts or federally assisted construction contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.

         (7) The Manager will include the portion of the sentence immediately preceding paragraph (1) and the provisions of paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The Manager will take such action with respect to any subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions, including sanctions for noncompliance. Provided, however, that in the event a Manager becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the administering agency the Manager may request the United States to enter into such litigation to protect the interests of the United States.

         (8) In consideration of contracts with Sprint PCS, the Manager agrees to execute the Certificate of Compliance attached hereto as Attachment I and further agrees that this certification shall be part of each contract between Sprint PCS and Manager. The Manager will include Attachment I in every subcontract or purchase order, so that such provisions will be binding upon each subcontractor.

         Attachment I


                         CERTIFICATE OF COMPLIANCE WITH
                               FEDERAL REGULATIONS
                               -------------------

In consideration of contracts with SPRINT SPECTRUM L.P., the undersigned "contractor", "vendor" or "consultant" agrees to the following and further agrees that this Certification shall be a part of each purchase order, supply agreement, or contract between SPRINT SPECTRUM L.P. and the undersigned.

1.   Equal Opportunity
     Executive Order 11246 is herein incorporated by reference.

2.   Affirmative Action Compliance
     If undersigned Contractor has 50 or more employees and if this contract is for $50,000 or more, Contractor shall develop a written Affirmative Action Compliance Program for each of its establishments, as required by rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2).

3.   Affirmative Action for Special Disabled and Vietnam Era Veterans
     If this contract exceeds $10,000, the undersigned Contractor certifies that the Contractor does not discriminate against any employee or applicant because the person is a Special Disabled or Vietnam Veteran and complies with the rules, regulations and relevant orders of the Secretary of Labor issued pursuant to the Vietnam Veterans Readjustment Assistance Act of 1972, as amended.

     Contractor hereby represents that it has developed and has on file, at each establishment, affirmative action programs for Special Disabled and Vietnam Era Veterans required by the rules and regulations of the Secretary of Labor (41 CFR 60-250).

4.   Affirmative Action for Handicapped Workers
     If this contract exceeds $2,500, the undersigned Contractor certifies that the Contractor does not discriminate against any employee or applicant because of physical or mental handicap and complies with the rules, regulations and relevant orders of the Secretary of Labor issued under the Rehabilitation Act of 1973, as amended.
     Contractor hereby represents that it has developed and has on file, at each establishment, affirmative action programs for Handicapped Workers required by the rules and regulations of the Secretary of Labor (41 CFR 60-741).

5. Employer Information Report (EEO-1 Standard Form 100) If undersigned Contractor has 50 or more employees and if this contract is for $10,000 or more, Contractor shall complete and file government Standard Form 100, Equal Employment Opportunity Employer Information Report EEO-1, in accordance with instructions contained therein.

6.   Compliance Review
     The undersigned Contractor certifies that it has not been subject to a Government equal opportunity compliance review. If the Contractor has been reviewed, that review occurred on __________________ (date).

7. Utilization of Small Businesses, Small Disadvantaged Businesses, and Women-Owned Small Business
     It is the policy of SPRINT SPECTRUM L.P., consistent with Federal Acquisition Regulations (FAR 52.219-8 and FAR 52.219-13), that small business concerns, small business concerns owned and controlled by socially and economically disadvantaged individuals, and women-owned businesses shall have the maximum practicable opportunity to participate in performing subcontracts under Government contracts for which SPRINT SPECTRUM L.P. is the Government's Prime Contractor. SPRINT SPECTRUM L.P. awards contracts to small businesses to the fullest extent consistent with efficient prime contract performance. The Contractor agrees to use its best efforts to carry out this policy in the award of its subcontract to the fullest extent consistent with the efficient performance of this contract.

     Contractor hereby represents that it ___ is ___ is not a small business, ___ is ___ is not a small business owned and controlled by socially and economically disadvantaged individuals, and ___ is ___ is not a small business controlled and operated as a women-owned small business as defined by the regulations implementing the Small Business Act.

     If the answer to any of the above is in the affirmative, Contractor will complete SPRINT SPECTRUM L.P. Small/Minority/Women Owned Business Self Certification Form. This form is available from Sprint Corporation's Human Resources Department.

8.   Certification of Nonsegregated Facilities
     If this contract is expected to exceed $10,000, the undersigned Contractor certifies as follows:

     The Contractor certifies that the Contractor does not or will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform services at any location, under its control, where segregated facilities are maintained. The Contractor agrees that a breach of this Certification is a violation of the Equal Opportunity provision of this contract. As used in this Certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise. Contractor further agrees that (except where it has obtained identical certifications from proposed subcontracts for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 that are not exempt from the provisions of the Equal Opportunity Clause; and that it will retain such certification in its files.

9.   Clean Air and Water
     The undersigned Contractor certifies that any facility to be used in the performance of this contract ___ is ___ is not listed on the Environmental Protection Agency List of Violating Facilities.

     The undersigned Contractor agrees to immediately notify SPRINT SPECTRUM L.P., immediately upon the receipt of any communication from the Administrator or a designee of the Environmental Protection Agency indicating that any facility that the Contractor proposes to use for the performance of the contract is under consideration to be listed on the EPA List of Violating Facilities. SPRINT SPECTRUM L.P. includes this certification and agreement pursuant to FAR 52-223-1(c) which requires including such paragraph (c) in every nonexempt subcontract.



                                               CONTRACTOR:


                                               _________________________________
                                               Company Name


                                               _________________________________
                                               Address


                                               _________________________________
                                               City             State       Zip



                                               By ______________________________

                                                  Name:_________________________

                                                  Title:________________________